Exhibit 10.4

ASSET PURCHASE AGREEMENT

By and Among

CLOUDASTRUCTURE, INC.,

INFRASTRUCTURE PROVING GROUNDS, INC.

and

EACH OF THE SHAREHOLDERS (AS DEFINED HEREIN)

Dated as of June 30, 2022

THIS DRAFT IS BEING PROVIDED PRIOR TO COMPLETION OF A DUE DILIGENCE REVIEW AND REMAINS SUBJECT TO REVISIONS AS NECESSARY TO ADDRESS ANY DUE DILIGENCE FINDINGS. ALTHOUGH SPECIFIC PROVISIONS ARE BRACKETED AND NOTE THAT REVISIONS MAY BE NECESSARY AFTER COMPLETION OF THE DUE DILIGENCE PROCESS, THE ENTIRETY OF THIS AGREEMENT IS SUBJECT TO CHANGE UPON COMPLETION OF THE DUE DILIGENCE PROCESS, AND SUCH CHANGES MAY BE MATERIAL.

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ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of June 30, 2022, is entered into between Infrastructure Proving Grounds, Inc., a Delaware corporation ("Seller"); the Persons who have executed this Agreement on the signature page hereof (the “Stockholders”); and Cloudastructure Inc., a Delaware corporation ("Buyer"). The Seller and the Stockholders are hereinafter sometimes collectively referred to as the "Selling Parties" and each a "Selling Party". The Selling Parties and the Buyer are collectively referred to herein as the “Parties.”

Recitals

WHEREAS, Seller owns certain assets that it uses in connection with its business of producing, selling and servicing the GearBox product, and other related business items (collectively, the “Seller’s Business”);

WHEREAS, Seller wishes to sell and assign to Buyer, and Buyer wishes to purchase and assume from Seller, substantially all the assets, and certain specified liabilities, of the Seller’s Business, subject to the terms and conditions set forth herein; and

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Buyer’s willingness to enter into this Agreement, (i) each of Steve Kiss, Stacey Glasgow, Chad Zerangue and Alan Penzotti, as the founding Stockholders of the Seller (collectively, the “Executive Employees” and, each, a “Executive Employee”) shall have entered into an employee agreement with Buyer or its Affiliate (collectively, the “Executive Employment Agreements”), which shall be effective as of the Closing and will terminate any and all employment agreements or similar arrangements between each IPG Employee, on the one hand, and the Seller or any of its Affiliates, on the other hand, as of immediately prior to the Closing.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I
definitions

The following terms have the meanings specified or referred to in this Article I:

“Accounts Receivable” has the meaning set forth in Section 2.01(b).

“Accounting Principles” means the following accounting principles which shall be used in calculating the EBIT and EBITDA of the Gearbox Division of Buyer following the Closing and allocating corporate overhead in each of the three trailing twelve (12) month periods ending June 30, 2023, June 30, 2024 and June 30, 2025:

(a)	EBIT and EBITDA is calculated, in each case in accordance with GAAP, by (i) the Net Revenues of the Gearbox Division, minus (ii) cost of sales of the Gearbox Division, (iii) minus the expenses of the Gearbox Division, exclusive of interest and taxes, plus (iv) in the case of the calculation of EBITDA, depreciation and amortization of intangibles.

(b)	The GearBox Division of the Buyer will pay 8% of its consumed budget towards G&A Expenses of the Buyer.

(c)	Hiring bonuses of $250,000 will not be part of the calculations in sections (a) and (b) above.

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“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Acquisition Proposal” has the meaning set forth in Section 6.03(a).

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Allocation Schedule” has the meaning set forth in Section 2.07.

“Anniversary Year(s)” means each of the three (3) consecutive twelve (12) month periods ending June 30, 2023, June 30, 2024 and June 30, 2025.

“Annual Financial Statements” has the meaning set forth in Section 4.04(a).

“Assigned Contracts” has the meaning set forth in Section 2.01(e).

“Assignment and Assumption Agreement” has the meaning set forth in 8.02(g).

“Assignment and Assumption of Lease” has the meaning set forth in 8.02(i).

“Assumed Liabilities” has the meaning set forth in Section 2.03.

“Balance Sheet” has the meaning set forth in Section 4.04(a).

“Balance Sheet Date” has the meaning set forth in Section 4.04(a).

“Benefit Plan” has the meaning set forth in Section 4.21(a).

“Bill of Sale” has the meaning set forth in Section 8.02(f).

"Books and Records" has the meaning set forth in Section 2.01(q).

"Business" has the meaning set forth in the recitals.

"Business Day" means any day except Saturday, Sunday or any other day on which commercial banks located in San Francisco are authorized or required by Law to be closed for business.

"Business IT Systems" means all Software, computer hardware, servers, networks, platforms, peripherals, and similar or related items of automated, computerized, or other information technology (IT) networks and systems (including telecommunications networks and systems for voice, data, and video) owned, leased, licensed, or used (including through cloud-based or other third-party service providers) in the conduct of the Seller’s Business.

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"Buyer" has the meaning set forth in the preamble.

"Buyer Closing Certificate" has the meaning set forth in Section 8.03(e).

"Buyer Indemnified Party" has the meaning set forth in Section 9.02.

"Buyer's Accountants" means IndigoSpire CPA Group, LLC or any other auditor qualified by the Public Company Accounting Oversight Board selected by the Buyer.

"Cap" has the meaning set forth in Section 9.04(a).

“Cash Equivalents” means collectively, certificates of deposit, security deposits and immediately marketable securities.

“Claim Notice” has the meaning set forth in Section 9.05(a).

"Class A Common Stock" means the Class A Common Stock of Buyer with a par value of $0.0001 per share.

"Closing" has the meaning set forth in Section 3.01.

“Closing Cash Payment” has the meaning set forth in Section 2.05.

"Closing Date" has the meaning set forth in Section 3.01.

"Code" means the Internal Revenue Code of 1986, as amended.

"Contracts" means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

“Customer Contracts” means any contracts, orders or other agreements (written or oral) between Seller or an Affiliate of Seller and a Third Party (including any Major Customer) pursuant to which such Seller or an Affiliate supplies products or services to the Third Party or any Affiliate in connection with the operation of the Seller’s Business.

“Default” has the meaning set forth in Section 4.07(c).

"Disclosure Schedules" means the Seller’s Disclosure Schedules delivered by Seller to Buyer and Buyer concurrently with the execution and delivery of this Agreement.

“Documents” means all files, documents, instruments, papers, books, reports, records, tapes, microfilms, photographs, letters, budgets, forecasts, ledgers, journals, title policies, lists of past, present and/or prospective customers, supplier lists, regulatory filings, operating data and plans, technical documentation (design specifications, functional requirements, operating instructions, logic manuals, flow charts, etc.), user documentation (installation guides, user manuals, training materials, release notes, working papers, etc.), marketing documentation (sales brochures, flyers, pamphlets, web pages, etc.), and other similar materials related to the Seller’s Business, Purchased Assets and Assumed Liabilities, in each case whether or not in electronic form.

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"Dollars or $" means the lawful currency of the United States.

“EBIT” means for the purposes of this Agreement and the Warrant, and with respect to the Gearbox Division, the exact same method by which the Buyer calculates its EBIT for presentation of financial statements to its shareholders for each of the three consecutive trailing twelve (12) month periods ending June 30, 2023, June 30, 2024 and June 30, 2025, calculated in accordance with GAAP (a) after deduction for Buyer overhead charges for each of such trailing (12) twelve month periods as calculated in accordance with the Accounting Principles, and (b) before deductions in each of such trailing twelve month periods for interest and income taxes. EBIT will be adjusted to account for the contract signed between Buyer and Seller prior to the acquisition in relation to the Licensing Agreement between the Parties dated November 19, 2021.

“EBITDA ”means for the purposes of this Agreement and the Warrant, and with respect to the Gearbox Division, the exact same method by which the Buyer calculates its EBITDA for presentation of financial statements to its shareholders for each of the three consecutive trailing twelve (12) month periods ending June 30, 2023, June 30, 2024 and June 30, 2025, calculated in accordance with GAAP (a) after deduction for Buyer overhead charges for each of such trailing (12) twelve month periods, as calculated in accordance with the Accounting Principles and (b) before deductions in each of such trailing twelve month periods for interest, income taxes, depreciation and amortization of intangible assets. EBITDA will be adjusted to account for the contract signed between buyer and seller prior to the acquisition in relation to the Licensing Agreement between the Parties dated November 19, 2021.

"Encumbrance" means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

"Environmental Claim" means any Action, Governmental Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

"Environmental Law" means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term "Environmental Law" includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

"Environmental Notice" means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

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"Environmental Permit" means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

“Equity Interest” means (i) shares of capital stock, common stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person (including classes, groups or series thereof having such relative rights, powers or obligations as may from time to time be established by the issuer thereof or the governing body of its Affiliate, as the case may be, including rights, powers or duties different from, senior to or more favorable than existing classes, groups and series of units, stock and other equity interests and including any so-called “profits interests”) or securities or Contracts providing for profit participation features, equity appreciation rights, phantom equity or similar rights to participate in profits, (ii) warrants, options or other rights to purchase or otherwise acquire, or contracts or commitments that could require the issuance of, securities described in the foregoing clause of this definition, or (iii) any obligations convertible into or exchangeable for, or giving any person a right, option or warrant to acquire, such equity interests or such convertible or exchangeable obligations.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

"ERISA Affiliate" means all employers (whether or not incorporated) that would be treated together with the Seller or any of its Affiliates as a "single employer" within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“Excluded Assets” has the meaning set forth in Section 2.02.

“Excluded Contracts” has the meaning set forth in Section 2.02(b).

“Excluded Employee” has the meaning set forth in Section 7.01(b).

"Excluded Liabilities" has the meaning set forth in Section 2.04.

“Executive Employees” has the meaning set forth in the Recitals.

“Executive Employment Agreements” has the meaning set forth in the Recitals.

“Financial Statements” has the meaning set forth in Section 4.04(a).

“Free Cash Flow” means the EBITDA less (i) increases in working capital, less (ii) capitalized expenditures of the Gearbox Division of the Buyer for each of the three consecutive trailing twelve (12) month periods ending June 30, 2023, June 30, 2024 and June 30, 2025.Gearbox Division

"GAAP" means United States generally accepted accounting principles in effect from time to time.

“Gearbox Division” means the IPG Business, as owned and operated by the Buyer following the Closing Date, and operated as a separate division of the Buyer.

"Governmental Authority" means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

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"Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

"Hazardous Materials" means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls.

“Indebtedness” of any Person means, without duplication, (a) the principal, accreted value, accrued and unpaid interest, prepayment and redemption premiums or penalties (if any), unpaid fees or expenses and other monetary obligations in respect of (i) indebtedness of such Person for money borrowed and (ii) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (b) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business); (c) all obligations of such Person under leases required to be capitalized in accordance with GAAP; (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction; (e) all obligations of such Person under interest rate or currency swap transactions (valued at the termination value thereof); (f) all obligations of such Person for any deferred compensation or accrued incentive compensation or under any severance plan, bonus plan, employment agreement or other plan, agreement or arrangement with any other Person, which obligations are payable or become due as a result of the transaction contemplated herein; (g) all obligations of the type referred to in clauses (a) through (f) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations; and (h) all obligations of the type referred to in clauses (a) through (g) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person).

“Indemnified Party” has the meaning set forth in Section 9.05(a).

“Indemnifying Party” has the meaning set forth in Section 9.05(a).

“Insurance Policies” has the meaning set forth in Section 4.17.

"Intellectual Property" means any and all rights in, arising out of, or associated with any of the following in any jurisdiction throughout the world: (a) issued patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing, and other Governmental Authority-issued indicia of invention ownership (including certificates of invention, petty patents, and patent utility models) ("Patents"); (b) trademarks, service marks, brands, certification marks, logos, trade dress, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing ("Trademarks"); (c) copyrights and works of authorship, whether or not copyrightable, and all registrations, applications for registration, and renewals of any of the foregoing ("Copyrights"); (d) internet domain names and social media account or user names (including "handles"), whether or not Trademarks, all associated web addresses, URLs, websites and web pages, and all content and data thereon or relating thereto, whether or not Copyrights; (e) mask works, and all registrations, applications for registration, and renewals thereof; (f) industrial designs, and all Patents, registrations, applications for registration, and renewals thereof; (g) trade secrets, know-how, inventions (whether or not patentable), discoveries, improvements, technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, and other confidential and proprietary information and all rights therein ("Trade Secrets"); (h) Software; and (i) all other intellectual or industrial property and proprietary rights.

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"Intellectual Property Agreements" means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, waivers, releases, permissions and other Contracts, whether written or oral, relating to any Intellectual Property that is used or held for use in the conduct of the Seller’s Business as currently conducted or proposed to be conducted to which any Selling Party is a party, beneficiary or otherwise bound.

"Intellectual Property Assets" means all Intellectual Property that is owned by any Selling Party and used or held for use in the conduct of the Seller’s Business as currently conducted or proposed to be conducted, together with all (i) royalties, fees, income, payments, and other proceeds now or hereafter due or payable by any Selling Party with respect to such Intellectual Property; and (ii) claims and causes of action with respect to such Intellectual Property, whether accruing before, on, or after the date hereof/accruing on or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal or equitable relief for past, present, or future infringement, misappropriation, or other violation thereof.

"Intellectual Property Assignments" has the meaning set forth in 8.02(h).

"Intellectual Property Registrations" means all Intellectual Property Assets that are subject to any issuance, registration, or application by or with any Governmental Authority or authorized private registrar in any jurisdiction, including issued Patents, registered Trademarks, domain names and Copyrights, and pending applications for any of the foregoing.

“Interim Balance Sheet Date” has the meaning set forth in Section 4.04(a).

“Interim Financial Statements” has the meaning set forth in Section 4.04(a).

"Knowledge of Selling Parties" or any other similar knowledge qualification, means the actual or constructive knowledge, after due inquiry, of any of the Stockholders and any other director or officer of Seller.

"Law" means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Leased Real Property” has the meaning set forth in Section 4.10(a).

“Leases” has the meaning set forth in Section 4.10(a).

"Liabilities" means liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

"Licensed Intellectual Property" means all Intellectual Property in which any Selling Party holds any rights or interests granted by other Persons, including any of Seller's Affiliates, that is used or held for use in the conduct of the Seller’s Business as currently conducted or proposed to be conducted, including (a) any sublicense, right, permission, consent or non-assertion granted by or obtained from any Selling Party to another Person relating to or under any Intellectual Property Agreement; and (b) any sublicense, right, permission, consent or non-assertion granted to or obtained by any Selling Party from another Person relating to or under any Intellectual Property Agreement.

“Licenses” means all licenses, agreements and other arrangements of any Selling Party which is used or held for use primarily in the operation or conduct of the Seller’s Business, including but not limited to Licensed Intellectual Property and Vendor Licenses.

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"Losses" means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys' fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that "Losses" shall not include punitive damages, except to the extent actually awarded to a Governmental Authority or other third party.

“Major Customers” has the meaning set forth in Section 4.14.

“Major Vendors” has the meaning set forth in Section 4.14.

"Material Adverse Effect" means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the Seller’s Business, results of operations, condition (financial or otherwise) or assets of the Seller’s Business, (b) the value of the Purchased Assets, or (c) the ability of Seller to consummate the transactions contemplated hereby on a timely basis; provided, however, that "Material Adverse Effect" shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Seller’s Business operates; (iii) any changes in financial or securities markets in general; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement; (vi) any changes in applicable Laws or accounting rules, including GAAP; or (vii) the public announcement, pendency or completion of the transactions contemplated by this Agreement; provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (i) through (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Seller’s Business compared to other participants in the industries in which the Seller’s Business operates.

“Material Contracts” has the meaning set forth in Section 4.07(a).

“Net Revenue” shall mean the revenue (calculated in accordance with GAAP and all applicable Laws) that is attributable to (without duplication): (A)  the Gearbox Division of the Buyer, less related pricing discounts and allowances, returns and refunds, promotions with contra-revenue components (coupons), fraud losses, revenue-based fees and taxes and similar items; provided, however, that Net Revenue shall not include revenue resulting from: (i) acquisitions or (ii) equity investments and joint ventures.

“Nonassignable Assets” has the meaning set forth in Section 2.09.

“Ordinary Course of Business” means the ordinary and usual course of normal day-to-day operations of the Seller’s Business, as conducted by Seller, through the date hereof consistent with past practice.

"Outside Closing Date" has the meaning set forth in Section 3.01.

“Performance Bonuses” shall have the meaning as defined in Section 6.08.

"Permits" means all permits, Licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

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“Permitted Encumbrances” means (i) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the Ordinary Course of Business consistent with past practice or amounts that are not delinquent and which are not, individually or in the aggregate, material to the Seller’s Business or the Purchased Assets; (ii) easements, rights of way, zoning ordinances and other similar encumbrances affecting Real Property which are not, individually or in the aggregate, material to the Seller’s Business or the Purchased Assets, which do not prohibit or interfere with the current operation of any Real Property and which do not render title to any Real Property unmarketable; (iii) liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the Ordinary Course of Business consistent with past practice which are not, individually or in the aggregate, material to the Seller’s Business or the Purchased Assets; (iv) statutory liens for current Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve has been established therefor in the Financial Statements in accordance with GAAP; and (c) zoning, entitlement and other land use and environmental regulations by any Government Authority, provided that such regulations have not been violated.

"Person" means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

"Purchase Price" has the meaning set forth in Section 2.05.

"Purchased Assets" has the meaning set forth in Section 2.01.

"Real Property" means, collectively, the Owned Real Property and the Leased Real Property, if any.

"Release" means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

"Representative" means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

"Restricted Business" means any business which directly or indirectly competes with the Gearbox Division.

“Restricted Period” has the meaning set forth in Section 6.07(a).

"Seller" has the meaning set forth in the preamble.

“Seller Closing Certificate” has the meaning set forth in 8.02(n).

"Seller’s Business” has the meaning as defined in the Preamble.

"Seller Indemnified Party" has the meaning set forth in Section 9.03.

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“Software” means any and all: (a) computer programs, including any and all software, implementations of algorithms, models and methodologies, whether in source code or object code; (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (c) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, scripts, templates, menus, buttons and icons; and (d) all documentation, including user manuals and other training documentation, related to any of the foregoing.

“Fundamental Representations” has the meaning set forth in Section 9.01.

“Stockholders” has the meaning set forth in the preamble.

"Tangible Personal Property" has the meaning set forth in Section 2.01(f).

“Target EBITDA Goals” means the EBITDA of the Gearbox Division of the Buyer generated in each of the three consecutive trailing twelve (12) month periods that commences July 1, 2022 and ends on June 30, 2023, commences July 1, 2023 and ends on June 30, 2024 and commences July 1, 2024 and ends on June 30, 2025 (each a “Measuring Period”); which Target EBITDA Goals shall be a minimum of $442,000 in the Measuring Period ending June 30, 2023, $831,000 in the Measuring Period ending June 30, 2024 and $1,835,750 in the Measuring Period ending June 30, 2025.

“Tax Clearance Certificate” has the meaning set forth in Section 6.14.

"Taxes" means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, documentary, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

"Tax Return" means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"Territory" means the United States of America, its territories and possessions.

“Third Party” means any Person (or group of Persons) other than Buyer.

“Threshold” has the meaning set forth in Section 9.04(a).

“Total Consideration” has the meaning set forth in Section 2.05.

“Transaction Documents” shall mean the collective reference to this Agreement, the Warrant, , the Bill of Sale, the Assignment and Assumption Agreement, the Intellectual Property Assignment Agreement, the IPG Employment Agreements, the IPG Equities limited liability company agreement and all consents, resolutions and other ancillary documents required to be delivered by the Parties on the Closing Date

“Transferred Employees” has the meaning set forth in Section 7.01.

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“Vendor Agreements” means any purchase contracts, orders or other agreements (written or oral) between Seller or an Affiliate of Seller and a Third Party (including any Major Vendor) pursuant to which such Vendor supplies products or services to the Seller or any Affiliate in connection with the operation of the Seller’s Business.

“Vendor Licenses” means any License, sublicense, right, permission, consent or authorization [obtained by any Selling Party from a Third Party (including any Government Authority) that is (i) used, held for use, or necessary for the conduct and operations of the Seller’s Business as currently conducted or proposed to be conducted or (ii) related to any General Vendor Agreement or required for performance thereunder.

“Vesting Conditions” shall mean the performance and related conditions under which the Warrant may be exercised as set forth in the Warrant.

"WARN Act" means the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state, local and foreign laws related to plant closings, relocations, mass layoffs and employment losses.

“Warrant” has the meaning set forth in Section 2.06(b).

Article II
PURCHASE AND SALE

Section 2.01           Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell, assign, transfer, convey and deliver to Buyer, and the Buyer shall purchase from Seller, free and clear of any Encumbrances other than Permitted Encumbrances, all of Seller's right, title and interest in, to and under all of the assets, properties and rights of every kind and nature, whether tangible or intangible (including goodwill), wherever located and whether now existing or hereafter acquired (other than the Excluded Assets), which relate to, or are used or held for use in connection with, the Seller’s Business (collectively, the "Purchased Assets"), including, without limitation, the following:

(a)              all cash and Cash Equivalents on hand and in banks;

(b)             all deposits (including customer deposits or otherwise) and prepaid charges and expenses of Seller;

(c)              all accounts or notes receivable held by Seller or any Affiliate, and any security, claim, remedy or other right to receive payment from a third party related to any of the foregoing ("Accounts Receivable");

(d)             all raw materials, work-in-process and finished goods inventory used or intended to be used primarily in connection with the Seller’s Business, including all materials and supplies, owned or used by Seller, including any inventory paid for but not yet delivered to or received by Seller ("Inventory");

(e)              all Contracts listed on Schedule 2.01(e) of the Seller Disclosure Schedule which shall include all Intellectual Property Agreements, Customer Contracts and Vendor Agreements applicable to the Seller and the Seller’s Business (the "Assigned Contracts"), including all rights, claims, causes of action and rights of set-off with respect to the Assigned Contracts;

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(f)              all Intellectual Property Assets, including all remedies against infringements thereof, and all rights to protection of interests therein under all Laws;

(g)             all tangible personal property intended to be used primarily in connection with the Seller’s Business to be operated by the Gearbox Division, including furniture, fixtures, equipment, machinery, tools, vehicles, office equipment, supplies, computers, telephones (the "Tangible Personal Property");

(h)             reserved;

(i)              all Permits which are used by Seller in the Seller’s Business (including all Permits necessary to conduct the Seller’s Business as currently conducted) or are necessary for the ownership and use of the Purchased Assets;

(j)              all Licenses which are used by Seller in the Seller’s Business (including all Licenses necessary to conduct the Seller’s Business as currently conducted) or are necessary for the ownership and use of the Purchased Assets, including all Vendor Licenses and Licensed Intellectual Property;

(k)             all goodwill and other intangible assets associated with the Seller’s Business, including the goodwill associated with the Purchased Assets;

(l)              all rights, claims, credits, causes of action or rights of set-off of Seller against Third Parties under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors to the extent relating to products sold or services provided to Seller or to the extent affecting any Purchased Assets;

(m)            all rights of Seller under non-disclosure, confidentiality, non-compete, or non-solicitation agreements with former employees, current employees and agents of Seller or with Third Parties to the extent relating to the Seller’s Business or the Purchased Assets (or any portion thereof);

(n)             all rights to any Actions of any nature available to or being pursued by Seller to the extent related to the Seller’s Business, the Purchased Assets or the Assumed Liabilities, whether arising by way of counterclaim or otherwise;

(o)             all of Seller's rights under warranties, indemnities and all similar rights against Third Parties to the extent related to any Purchased Assets;

(p)             all Third Party property and casualty insurance proceeds, and all rights to property and casualty insurance proceeds, in each case to the extent received or receivable in respect of the Seller’s Business, the Purchased Assets or the Assumed Liabilities;

(q)             all Documents that are related to the Seller’s Business, including Documents relating to products, services, marketing, advertising, promotional materials, Intellectual Property Agreements, personnel files for Transferred Employees and all files, customer files and customer documents (including credit information), supplier and customer lists, records, literature and correspondence, whether or not physically located on any of the premises referred to in clause (g) above, but excluding personnel files for employees of Seller who are not Transferred Employees; and

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(r)              originals, or where not available, copies, of all books and records, including, but not limited to, books of account, ledgers and general, financial and accounting records, machinery and equipment maintenance files, customer lists, customer purchasing histories, price lists, distribution lists, supplier lists, production data, quality control records and procedures, customer complaints and inquiry files, research and development files, records and data (including all correspondence with any Governmental Authority), sales material and records (including pricing history, total sales, terms and conditions of sale, sales and pricing policies and practices), strategic plans, internal financial statements, marketing and promotional surveys, material and research and files relating to the Intellectual Property Assets and the Intellectual Property Agreements ("Books and Records").

Section 2.02          Excluded Assets. Notwithstanding the foregoing, the Purchased Assets shall not include the following assets (collectively, the "Excluded Assets"):

(a)             All Contracts other than Assigned Contracts (the "Excluded Contracts");

(b)             the corporate seals, organizational documents, minute books, stock books, Tax Returns, books of account or other records having to do with the corporate organization of Seller and duplicate copies of such records as are necessary to enable Seller to file tax returns and reports;

(c)             all Benefit Plans, including all rights or benefits attributable thereto;

(d)             except with respect to copies thereof provided to Buyer (including copies of Documents set forth under Section 2.01(p)), all personnel records and other records that Seller is required by Law to retain in its possession;

(e)              the rights which accrue or will accrue to any Selling Party under this Agreement and the Transaction Documents; and

(f)              all other assets, properties, interests and rights of Seller or any Affiliate set forth on Section 2.02(f) of the Disclosure Schedules.

Section 2.03          Assumed Liabilities. Subject to the terms and conditions set forth herein, Buyer shall (or shall cause its designated Affiliate or Affiliates to) assume and agree to pay, perform and discharge only the following Liabilities of Seller (collectively, the "Assumed Liabilities"), and no other Liabilities:

(a)             all Liabilities of Seller under the Assigned Contracts that arise out of or relate to the period from and after the Closing Date, other than any such Liability arising out of a breach thereof or default thereunder by Seller prior to the close of business on the Closing Date; and

(b)             those specific Liabilities of Seller set forth on Section 2.03(b) of the Disclosure Schedules.

Section 2.04          Excluded Liabilities. Other than the specific Assumed Liabilities set forth in Section 2.03, Buyer shall not assume and shall not be responsible to pay, perform or discharge any Liabilities of Seller, the Stockholders or any of its or their Affiliates of any kind or nature whatsoever (the "Excluded Liabilities"). Seller shall, and shall cause each of its Affiliates to, pay and satisfy in due course all Excluded Liabilities which they are obligated to pay and satisfy. Without limiting the generality of the foregoing, the Excluded Liabilities shall include, but not be limited to, the following:

(a)             all accounts payable and all trade accounts payable of Seller to Third Parties in connection with the operation of the Seller’s Business that remain unpaid as of the Closing Date, other than any Assumed Liabilities;

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(b)             any Liabilities of any Selling Party arising or incurred in connection with the negotiation, preparation, investigation and performance of this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby, including, without limitation, fees and expenses of counsel, accountants, consultants, advisers and others;

(c)             all Liabilities for (i) Taxes of Seller, (ii) Taxes of any Stockholder (if applicable), (iii) Taxes that relate to the Purchased Assets or the Assumed Liabilities for taxable periods (or portions thereof) ending on or before the close of business on the Closing Date, including, without limitation, Transfer Taxes and Taxes allocable to Seller pursuant to Section 2.11, and (iv) payments under any Tax allocation, sharing or similar agreement (whether oral or written);

(d)             any Liabilities relating to or arising out of the Excluded Assets;

(e)             any Liabilities in respect of any pending or threatened Action arising out of, relating to or otherwise in respect of the operation of the Seller’s Business or the Purchased Assets to the extent such Action relates to such operation on or prior to the Closing Date;

(f)              any product Liability or similar claim for injury to a Person or property which arises out of or is based upon any express or implied representation, warranty, agreement or guaranty made by Seller, or by reason of the improper performance or malfunctioning of a product, improper design or manufacture, failure to adequately package, label or warn of hazards or other related product defects of any products at any time manufactured or sold or any service performed by Seller on or prior to the Closing Date.

(g)             any recall, design defect or similar claims of any products manufactured or sold or any service performed by Seller on or prior to the Closing Date.

(h)             any Liabilities of Seller arising under or in connection with any Benefit Plan, including but not limited to the sponsorship or operation of any Benefit on or prior to the Closing Date.

(i)              any Liabilities for any present or former employees, officers, directors, retirees, independent contractors or consultants of Seller, including, without limitation, any Liabilities associated with any claims for wages or other benefits, bonuses, accrued vacation, workers' compensation, severance, retention, termination or other on or prior to the Closing Date.

(j)              any Environmental Claims, or Liabilities under Environmental Laws, to the extent arising out of or relating to facts, circumstances or conditions existing on or prior to the Closing or otherwise to the extent arising out of any actions or omissions of Seller;

(k)             any Liabilities of the Seller’s Business relating or arising from unfulfilled commitments, quotations, purchase orders, customer orders or work orders that (i) do not constitute part of the Purchased Assets issued by the Seller’s Business' customers to Seller on or before the Closing; or (ii) are not Assumed Liabilities set forth under Section 2.03;

(l)              any Liabilities to indemnify, reimburse or advance amounts to any present or former officer, director, employee or agent of Seller (including with respect to any breach of fiduciary obligations by same), except for indemnification of same pursuant to Section 9.03 as a Seller Indemnified Party on or prior to the Closing Date.

(m)            any Liabilities under the Excluded Contracts or any other Contracts, (i) which are not Assumed Contracts hereunder; or (ii) that arise out of or relate to a breach under any Assumed Contract by any Selling Party occurring prior to Closing;

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(n)             any Indebtedness of the Seller or Liabilities related to Indebtedness of the Seller on or prior to the Closing Date.

(o)             any Liabilities relating to any dispute with any client or customer of the Seller’s Business existing as of the close of business on the Closing Date or based upon, relating to or arising out of events, actions, or failures to act prior to the close of business on the Closing Date;

(p)             any Liabilities arising out of, in respect of or in connection with the failure by Seller or any of its Affiliates to comply with any Law or Governmental Order on or prior to the Closing Date.; and

(q)             any Liabilities of any Shareholder which are not Assumed Liabilities hereunder on or prior to the Closing Date.

Section 2.05          Purchase Price. The aggregate purchase price for the Purchased Assets shall be (a) an amount in cash equal to two hundred fifty thousand dollars ($250,000) (the "Closing Cash Payment"), (b) the Warrant (as defined herein) (collectively, the “Purchase Price” and (c) the assumption of the Assumed Liabilities (together with the Purchase Price, the “Total Consideration”).

Section 2.06            Payment of Purchase Price.

(a)              Closing Cash Payment. On the Closing Date, the Buyer shall pay by wire transfer of immediately available funds to Seller the Closing Cash Payment. Three (3) Business Days prior to the proposed Closing Date, Seller shall deliver to the Buyer, in writing, the account information for purposes of the wire transfers contemplated in the preceding sentence.

(b)              Warrant. On the Closing Date, Buyer shall issue to the Seller a warrant to purchase up to 21,250,000 shares of the Buyer’s Class A Common Stock, which is exercisable subject to the milestone achievements and vesting provisions and such other terms and conditions set forth in the Warrant. The Warrant shall have a term of ten (10) years and may be exercised in accordance with the Vesting Conditions set forth in the Warrant which includes 6,250,000 Performance Warrants, and shall be in the form set forth on Exhibit A attached hereto (the “Warrant”).

Section 2.07           Allocation of Purchase Price. Seller and Buyer agree that the Total Consideration (plus other relevant items) shall be allocated among the Purchased Assets for all purposes (including Tax and financial accounting) as shown on the allocation schedule (the "Allocation Schedule"). A draft of the Allocation Schedule shall be prepared by Buyer and delivered to Seller within thirty (30) days following the Closing Date. If Seller notifies Buyer in writing that Seller objects to one or more items reflected in the Allocation Schedule, Seller and Buyer shall negotiate in good faith to resolve such dispute; provided, however, that if Seller and Buyer are unable to resolve any dispute with respect to the Allocation Schedule within sixty (60) days following the Closing Date, such dispute shall be resolved by a selected independent accounting firm mutually agreeable to Seller and the Buyer. The fees and expenses of such accounting firm shall be borne equally by Seller and Buyer. Buyer and Seller shall file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with the Allocation Schedule. Any adjustments to the Total Consideration pursuant to Section 2.07 of the Disclosure Schedule herein shall be allocated in a manner consistent with the Allocation Schedule.

Section 2.08           Withholding Tax. If Buyer is required to deduct and withhold from the Purchase Price all Taxes that Buyer may be required to deduct and withhold under any provision of Tax Law. All such withheld amounts shall be treated as delivered to Seller hereunder.

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Section 2.09           Further Conveyances and Assumptions; Third Party Consents.

(a)             As of the effective date hereof and from time to time following the Closing Date, except as prohibited by Law, the Selling Parties shall, or shall cause their Affiliates to, make available to the Buyer such data in personnel records of Transferred Employees as is reasonably necessary for Buyer to transition such Transferred Employees into Buyer’s records.

(b)             From time to time following the Closing, the Selling Parties and Buyer shall, and shall cause their respective Affiliates to, execute, acknowledge and deliver all such further conveyances, notices, assumptions, releases and acquittances and such other instruments, and shall take such further actions, as may be necessary or appropriate to assure fully to the Buyer and its respective successors or assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to the Buyer under this Agreement and the Transaction Documents and to assure fully to Seller and its Affiliates and their successors and assigns, the assumption of the Liabilities intended to be assumed by Buyer under this Agreement and the Transaction Documents, and to otherwise make effective the transactions contemplated hereby and thereby.

(c)              Nothing in this Agreement nor the consummation of the transactions contemplated hereby shall be construed as an attempt or agreement to assign any Purchased Asset, including any Contract, Permit, License, certificate, approval, authorization or other right, which by its terms or by Law is non-assignable without the consent of a Third Party or a Government Authority or is cancelable by a Third Party in the event of an assignment (“Non-assignable Assets”) unless and until such consent shall have been obtained. The Selling Parties shall, and shall cause their Affiliates to, use their best efforts to cooperate with Buyer at its request in endeavoring to obtain such consents promptly. To the extent permitted by applicable Law, in the event consents to the assignment thereof cannot be obtained, such Non-assignable Assets shall be held, as of and from the close of business on the Closing Date, by Seller or the applicable Affiliate of Seller in trust for Buyer and the covenants and obligations thereunder shall be performed by Buyer in Seller’s or such Affiliate’s name and all benefits and obligations existing thereunder shall be for Buyer’s account. Selling Parties shall take or cause to be taken at the expense of the Selling Parties such actions in their name or otherwise as the Buyer may reasonably request so as to provide the Buyer with the benefits of the Nonassignable Assets and to effect collection of money or other consideration that becomes due and payable under the Non-assignable Assets, and the Selling Parties or the applicable Affiliate of Seller shall promptly pay over to Buyer all money or other consideration received by it in respect of all Nonassignable Assets. As of and after the close of business on the Closing Date, the Selling Parties authorizes Buyer, to the extent permitted by applicable Law and the terms of the Non-assignable Assets, at Buyer’s expense, to perform all the obligations and receive all the benefits of the Selling Parties or their Affiliates under the Non-assignable Assets and appoints Buyer its attorney-in-fact to act in its name on its behalf or in the name of the applicable Affiliate of such Selling Party and on such Affiliate’s behalf with respect thereto.

Notwithstanding the foregoing, Schedule 2.09(c) of the Disclosure Schedules sets forth a list of all Non-assignable Assets, including any Customer Contracts which require the consent of the customer to assign to Buyer and which consent has not been obtained. In the event that such Customer Contract is a Material Customer Contract, the Buyer shall have the right to terminate this Agreement without any liability or obligation to the Selling Parties.

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Section 2.10         Right to Control Payment. Buyer shall have the right, but not the obligation, to make any payment due from Seller with respect to any accounts payable or other Excluded Liabilities which are not paid by Seller or its Affiliate within three (3) Business Days following written request for payment from Buyer; provided, however, that if Seller advises Buyer in writing during such three (3) Business Day period that a good faith payment dispute exists or Seller has valid defenses to non-payment with respect to such accounts payable or other Excluded Liability, then Buyer shall not have the right to pay such Excluded Liability. Seller agrees to reimburse Buyer promptly and in any event within five (5) Business Days following written notice of such payment by Buyer for the amount of any payment made by Buyer pursuant to this Section 2.10; provided further, that in the event Buyer fails to receive any such amounts owed from Seller under this Section 2.10 within the allotted period set forth in the precedent sentence, Buyer shall be entitled to deduct and withhold vested shares of Class A Common Stock under the Warrant as may be required to satisfy any outstanding amounts owed to the Buyer in accordance this Section 2.10.

Section 2.11          Prorations. Seller shall bear all property and ad valorem tax liability with respect to the Purchased Assets if the lien or assessment date arises prior to the Closing Date irrespective of the reporting and payment dates of such taxes. All other real property taxes, personal property taxes, or ad valorem obligations and similar recurring taxes and fees on the Purchased Assets for taxable periods beginning before, and ending after, the Closing Date, shall be prorated between Buyer and Seller as of the Closing Date. Seller shall be responsible for all such taxes and fees on the Purchased Assets accruing during any period up to and including the Closing Date. Buyer shall be responsible for all such taxes and fees on the Purchased Assets accruing during any period after the Closing Date. With respect to Taxes described in this Section 2.11, Seller shall timely file all Tax Returns due before the Closing Date with respect to such Taxes and Buyer shall prepare and timely file all Tax Returns due after the Closing Date with respect to such Taxes. If one party remits to the appropriate Taxing Authority payment for Taxes, which are subject to proration under this Section 2.11 and such payment includes the other party’s share of such Taxes, such other party shall promptly reimburse the remitting party for its share of such Taxes.

Article III
CLOSING

Section 3.01         Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Michelman & Robinson, LLP, 10880 Wilshire Blvd, 19th Floor, Los Angeles, CA 90024 or remotely by exchange of documents and signatures (or their electronic counterparts), at 12.00 a.m., Pacific Time, on the second (2) Business Day after all of the conditions to Closing set forth in Article VIII are either satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), or at such other time, date or place as Seller and Buyer may mutually agree upon in writing. The date on which the Closing is to occur is herein referred to as the "Closing Date". The Parties shall undertake to consummate the Closing on or before June 30, 2022 or such other date as the Buyer or Buyer may request; provided that unless otherwise agreed to the Selling Parties, the Closing and the Closing Date shall be not later than July 15, 2022 (the “Outside Closing Date”). For all purposes of this Agreement and the Exhibits hereto, the Parties shall deem the Closing to have taken place at 5:00 p.m. PST on June 30, 2022.

Article IV
REPRESENTATIONS AND WARRANTIES

OF THE SELLING PARTIES

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, Seller and each of the Stockholders do hereby jointly and severally represent and warrant to the Buyer that the statements contained in this Article IV are true and correct as of the date hereof and will be correct and complete on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall each be true and correct on and as of such earlier date):

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Section 4.01          Organization and Qualification of Seller. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware and has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Seller’s Business as currently conducted. Section 4.01 of the Disclosure Schedules sets forth each jurisdiction in which Seller is licensed or qualified to do business, and Seller is duly licensed or qualified to do business and is in good standing in California and in each other jurisdiction in which the ownership of the Purchased Assets or the operation of the Seller’s Business as currently conducted makes such licensing or qualification necessary.

Section 4.02           Authority of Seller and the Stockholders.

(a)             Seller has full corporate power and authority to enter into this Agreement and the Transaction Documents to which Seller is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any Transaction Document to which Seller is a party, the performance by Seller of his or its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by the other parties) this Agreement constitutes a legal, valid and binding obligation of Seller enforceable against the Buyer in accordance with its terms. When each Transaction Document to which Seller is or will be a party has been duly executed and delivered by Seller (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Seller enforceable against it in accordance with its terms.

(b)             Each Stockholder has all requisite power and authority and full legal capacity to execute and deliver this Agreement and the Transaction Documents to which it is a party, and to perform his, her or its obligations hereunder and thereunder. This Agreement has been duly and validly executed and delivered by each Stockholder, and (assuming the due authorization, execution and delivery hereof by the other parties) constitutes the legal, valid and binding obligation of each Stockholder, enforceable against such Stockholder in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and of general principles of equity. When each Transaction Document to which a Stockholder is or will be a party has been duly executed and delivered by such Stockholder (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of such Stockholder enforceable against it in accordance with its terms.

Section 4.03          No Conflicts; Consents. The execution, delivery and performance by the Selling Parties of this Agreement and the Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of any Selling Party; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to any Selling Party, the Seller’s Business or the Purchased Assets; (c) except as set forth in Section 4.03 of the Disclosure Schedules, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract, Permit or License to which any Selling Party is a party or by which any Selling Party or the Seller’s Business is bound or to which any of the Purchased Assets are subject (including any Assigned Contract); or (d) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on the Purchased Assets. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to any Selling Party in connection with the execution and delivery of this Agreement or any of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

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Section 4.04           Financial Statements.

(a)             Complete copies of the unaudited financial statements consisting of the balance sheet of the Seller’s Business as of December 31 in each of the years ended December 31, 2020 and December 31, 2021 and the related statements of income and retained earnings, stockholders' equity and cash flow for the years then ended (the "Annual Financial Statements"), and unaudited financial statements consisting of the balance sheet of the Seller’s Business as at March 31, 2022 and the related unaudited statements of income and retained earnings, stockholders' equity and cash flow for the three month period then ended (the "Interim Financial Statements" and together with the Annual Financial Statements, the "Financial Statements") are set forth on Section 4.04(a) of the Disclosure Schedules and have been delivered to Buyer prior to the date hereof. To the Knowledge of the Selling Parties, the Financial Statements are capable of being audited in accordance with GAAP, subject to normal and recurring year-end audit adjustments. The Financial Statements are based on the books and records of the Seller’s Business, and fairly present in all material respects the financial condition of the Seller’s Business as of the respective dates they were prepared and the results of the operations of the Seller’s Business for the periods indicated. The balance sheet of the Seller’s Business as of December 31, 2021 is referred to herein as the "Balance Sheet" and the date thereof as the "Balance Sheet Date" and the balance sheet of the Seller’s Business as of March 31, 2022 is referred to herein as the "Interim Balance Sheet" and the date thereof as the "Interim Balance Sheet Date".

(b)             Seller makes and maintains books, records and accounts which are correct and complete and fairly reflect the transactions and dispositions of their respective assets. Seller maintains systems of internal accounting controls sufficient to provide assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; and (ii) transactions are recorded as necessary to permit the preparation of audited Financial Statements.

Section 4.05          Undisclosed Liabilities. Seller has no Liabilities with respect to the Seller’s Business, except (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date, and (b) those which have been incurred in the Ordinary Course of Business consistent with past practice since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount.

Section 4.06         Absence of Certain Changes, Events and Conditions. Since the Balance Sheet Date, and other than in the Ordinary Course of Business consistent with past practice, there has not been any event occurrence or development that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Without limiting the generality of the foregoing, since the Balance Sheet Date, except as set forth in Section 4.06 of the Disclosure Schedules, there has not been:

(a)             any amendment or change to the Seller’s organizational documents;

(b)             any material change by Seller in its accounting methods, principles or practices;

(c)              any material Tax election made, rescinded or changed, any change in method of accounting with respect to Taxes or any compromise or settlement of any proceeding with respect to any material Tax liability;

(d)             any declaration, setting aside or payment of any dividend (whether in cash, stock or property) or capital return in respect of any capital stock or any redemption, purchase or other acquisition by Seller of any capital stock or other Equity Interests in Seller, or any amendment of any material term of any Equity Interest in Seller;

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(e)             any sale, assignment, transfer, license, sublicense, lease or other disposition or agreement to sell, assign, transfer, license, sublicense, lease or otherwise dispose of any of the assets of Seller (including any rights under or with respect to any Purchased Assets) other than in the Ordinary Course of Business;

(f)              any acquisition (by merger, consolidation, or acquisition of stock or assets) by Seller of any corporation, partnership or other business organization or division thereof or any Equity Interest therein, or any loan or advance to any Person;

(g)             any incurrence of, guarantee with respect to, or provision of credit support for, any Indebtedness by Seller or any creation or assumption by Seller of any Encumbrances on or with respect to any Purchased Assets;

(h)             (i) any employment, deferred compensation, severance or similar agreement entered into or amended by Seller, on the one hand, and any Person, on the other hand, (ii) any increase in the compensation payable or to become payable by Seller to any of its stockholders or officers or generally applicable to all or any category of Seller’s employees, (iii) any increase in the coverage or benefits available under any vacation pay, company awards, salary continuation or disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any of the stockholders or officers of Seller or generally applicable to all or any category of Seller’s employees or (iv) severance pay arrangements made to, for or with such stockholders, officers or employees other than, in the case of clauses (ii) and (iii) of this Section 4.06(h) and only with respect to employees who are not officers or stockholders of Seller, increases in the Ordinary Course of Business and that in the aggregate have not resulted in a material increase in the benefits or compensation expenses of Seller;

(i)               any loan, advance or capital contribution made by Seller to, or investment in, any Person;

(j)               the incurrence of any Seller Indebtedness;

(k)              any waiver, direct or indirect, by Seller of (i) any right or rights of material value of (ii) any payment of any Indebtedness, Liability or other obligation, except for payments made in the Ordinary Course of Business;

(l)               the sale, transfer or lease of any properties or assets (whether real, personal or mixed, tangible or intangible) to, or entering into of any agreement, arrangement, or transaction with or on behalf of, any officer, stockholder, or employee of Seller or any of its Affiliates, or any business or entity in which Seller or any of its Affiliates, or relative of any such Person, has any material, direct or indirect, interest, except for directors’ fees, compensation to the officers and employees of Seller in the Ordinary Course of Business, and advancement or reimbursement of expenses in the Ordinary Course of Business;

(m)             any issuance, sale, disposition or transfer of any capital stock or other Equity Interest of Seller or issuance or grant of any options, warrants or other rights to purchase any such capital stock or Equity Interest or any securities convertible into or exchangeable for such capital stock or Equity Interest or any other change in the issued and outstanding capitalization of Seller;

(n)             any capital expenditure, other than capital expenditures consistent with and not in excess of the proposed capital expenditures identified in Section 4.06(n) of the Disclosure Schedules;

(o)             any action that, if it had been taken after the date hereof, would have required the consent of the Buyer under Section 6.01; or

(p)             any agreement to take any of the actions specified in this Section 4.06, except for this Agreement.

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Section 4.07          Material Contracts.

(a)             Section 4.07(a) of the Disclosure Schedules sets forth a true, complete and correct list of the following Contracts (separated by subsection) to which any Selling Party is a party or by which Seller’s assets or properties is bound (collectively, the “Material Contracts”):

(i)              Contracts, or any group of Contracts with the same party, the performance of which could reasonably be expected to require annual expenditures by or Liabilities of any party thereto in excess of $25,000 in any calendar year;

(ii)             Contracts providing for any future contingent payment in excess of $25,000 annually;

(iii)            Contracts with any Major Customer or Major Supplier;

(iv)            Contracts containing covenants limiting the freedom of Seller or any of its Affiliates (including Buyer and its Affiliates after the Closing Date) to engage in any line of business or compete with any Person, in any product line or line of business, or operate at any location;

(v)             Contracts or other instruments providing for the borrowing or lending of money, in an amount in excess of $25,000, whether as borrower, lender or guarantor, including Contracts or other instruments related to Indebtedness;

(vi)            Contracts relating to joint ventures, alliances, partnerships, or joint development or similar arrangements with any Third Party;

(vii)           All Customer Contracts;

(viii)          All Vendor Agreements;

(ix)            Contracts, Licensed Intellectual Property, Intellectual Property Agreements, royalty Contracts or any other Contracts relating to any Intellectual Property of the Seller or the Seller’s Business (excluding licenses pertaining to “off-the-shelf” commercially available Software used pursuant to shrink-wrap or click-through license agreements on reasonable terms for a license fee of no more than $10,000 per year);

(x)             Contracts with or for the benefit of current or former officers, stockholders, consultants, independent contractors or agents for employment, and all severance, change in control or similar arrangements with any current or former directors, managers, officers, employees, consultants, independent contractors or agents that will result in any obligation (absolute or contingent) of Seller to make any payment to any current or former stockholders, officers, managers, employees, consultants, independent contractors or agents following either the consummation of the transactions contemplated hereby, termination of employment (or the relevant relationship), or both;

(xi)            Contracts with any Stockholder or other Affiliate of Seller;

(xii)           Contracts with any Government Authority;

(xiii)          Contracts relating to any Permits or Licenses;

(xiv)          Contracts involving purchases or leases of personal property of Seller;

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(xv)            Contracts or commitments in which Seller has granted manufacturing rights or exclusive marketing rights relating to any product or service, any group of products or services or any territory;

(xvi)           Contracts for the acquisition or sale, directly or indirectly (by merger or otherwise) of assets (whether tangible or intangible, other than inventory sold in the Ordinary Course of Business), the capital stock or securities of another Person;

(xvii)          Contracts relating to the capital stock or other ownership in assets of another Person, including Contracts containing voting, management, change of control, or transfer provisions related to such capital stock, securities or other assets;

(xviii)         all Contracts under which Seller is lessor of or permits any Third Party to hold, use or operate any tangible property (other than Real Property), owned or controlled by the Seller, except for any Contract under which the aggregate annual rental payments do not exceed $10,000;

(xix)            all Contracts for supply, inventory or purchase or for the receipt of services that involve, or are reasonably expected to involve, consideration payable to or by the Seller of more than $25,000 in the aggregate (A) in the fiscal year ended December 31, 2021 or (B) in the fiscal year ended December 31, 2022;

Not relevant for an asset purchase.

(xx)             all Contracts that involve:

(A)            a covenant or other restriction that limits the ability of the Seller to conduct its business or that restricts the right of the Seller to sell to, or purchase from, any Person, including non-solicitation, non-competition, and most-favored nation pricing restrictions;

(B)             the granting of an Encumbrance (other than a Permitted Encumbrance) upon any assets of the Seller or assets used in the operations of the Seller’s Business;

(C)             indemnification by the Seller of any Person with respect to Liabilities relating to any current or former business of the Seller (other than standard indemnification provisions entered into in the Ordinary Course of Business).

(b)             True, complete and correct copies of the written Material Contracts and descriptions of oral Material Contracts, if any, have been physically delivered to the Buyer or are available for viewing in a data room provided by Seller and the Stockholders. Each of the Material Contracts is a valid and binding obligation of Seller and, to the Knowledge of Seller, the other parties thereto, enforceable against the other parties thereto in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and of general principles of equity. Except for the consummation of the transactions contemplated hereby and by the Transaction Documents, no event has occurred that would, on notice or lapse of time or both, entitle the holder of any Indebtedness issued pursuant to a Material Contract to accelerate, or that does accelerate, the maturity of any such Indebtedness.

(c)              Seller is not, nor has any of the Selling Parties received any notice from any Third Party alleging that it is, or, to the Knowledge of Seller, no Third Party is, in breach, default or violation (each a “Default”) (and no event has occurred or not occurred through Seller’s inaction or, to the Knowledge of Selling Parties, through the action or inaction of any Third Parties, which with notice or the lapse of time or both would constitute a Default) of any term, condition or provision of any Material Contract.

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(d)            No Selling Party has received notice of the termination of, or intent to terminate or otherwise fail to fully perform any Material Contract and otherwise has no reason to believe or not believe that the parties to any Material Contract will not fulfill their obligations thereunder in all material respects.

Section 4.08          Title to Purchased Assets; Sufficiency. The Purchased Assets constitute all of the assets and properties that are required to operate the Seller’s Business and operations of Seller as presently conducted. Seller has good and marketable title to or a valid leasehold estate in, free and clear of any Encumbrances other than the Permitted Exceptions, all of the Purchased Assets. On the Closing Date, Seller will convey to Purchaser good and marketable title to the Purchased Assets or, in the case of assets which are leased or licensed by Seller pursuant to leases or other Contracts, valid leasehold interests or licenses to such leases or other Contracts, free and clear of all Encumbrances of any nature other than the Permitted Exceptions. None of the Excluded Assets are material to the Seller’s Business.

Section 4.09         Condition of Assets. The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property included in the Purchased Assets are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

Section 4.10          Real Property. The Seller does not own or lease any Real Property.

Section 4.11          Intellectual Property.

(a)             Section 4.11(a) of the Disclosure Schedules contains a correct, current and complete list of: (i) all Intellectual Property Registrations of Seller, specifying as to each, as applicable: the title, mark, or design; the jurisdiction by or in which it has been issued, registered or filed; the patent, registration or application serial number; the issue, registration or filing date; and the current status; (ii) all unregistered Trademarks included in the Intellectual Property Assets; (iii) all proprietary Software included in the Intellectual Property Assets; and (iv) all other Intellectual Property Assets that are used in the conduct of the Seller’s Business as currently conducted or proposed to be conducted. All necessary registration, maintenance, renewal and other relevant filing fees in connection with any of the Intellectual Property Assets owned or purported to be owned by, or exclusively licensed to, Seller that has been issued or registered or is the subject of a pending application have been timely paid, and all necessary documents, certificates and other relevant filings in connection with such Intellectual Property Assets have been timely filed with the relevant Governmental Authority in the United States or foreign jurisdictions, as the case may be, for the purpose of maintaining the same in full force and effect and all issuances, registrations and applications therefor. There are, as of the date of this Agreement, no filings, payments or similar actions that must be taken within ninety (90) days following the Closing Date for the purposes of obtaining, maintaining or renewing any applications or registrations for such Intellectual Property Assets. Selling Parties have provided Buyer with true and complete copies of all file histories, documents, certificates, office actions, correspondence, assignments, and other instruments relating to the Intellectual Property Registrations of Seller.

(b)             Section 4.11(b) of the Disclosure Schedules contains a correct, current and complete list of all Intellectual Property Agreements: (i) under which Seller is a licensor or otherwise grants to any Person any right or interest relating to any Intellectual Property Asset; (ii) under which Seller is a licensee or otherwise is granted any rights or interests relating to the Intellectual Property of any Person; and (iii) which otherwise relate to Seller’s ownership or use of any Intellectual Property in the conduct of the Seller’s Business as currently conducted, in each case identifying the Intellectual Property covered by such Intellectual Property Agreement. The Selling Parties have provided Buyer with true and complete copies (or in the case of any oral agreements, a complete and correct written description) of all such Intellectual Property Agreements, including all modifications, amendments and supplements thereto and waivers thereunder. All Intellectual Property Agreements are valid and binding on the Seller in accordance with its terms and is in full force and effect. Neither Seller nor any other party thereto is, or is alleged to be, in breach of or default under, or has provided or received any notice of breach of, default under, or intention to terminate (including by non-renewal), any Intellectual Property Agreement.

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(c)             Seller is (i) the sole and exclusive legal and beneficial owner of all right, title and interest in and to the Intellectual Property Assets, or (ii) has the valid and enforceable right to use all other Intellectual Property used in or necessary for the conduct of the Seller’s Business as currently conducted or as proposed to be conducted, in each case, free and clear of Encumbrances other than Permitted Encumbrances. Except as set forth in Section 4.11(c) of the Disclosure Schedules, no Stockholder has any direct interest in Licensed Intellectual Property, nor is a party to any Intellectual Property Agreement, as it relates to the Seller or the Seller’s Business, in his or her personal capacity. The Intellectual Property Assets and Licensed Intellectual Property are all of the Intellectual Property of Seller necessary to operate the Seller’s Business as presently conducted or proposed to be conducted.

(d)             The Intellectual Property Assets, and all rights in and to the Intellectual Property Assets licensed to Seller under the Licensed Intellectual Property or Intellectual Property Agreements, are valid and enforceable. All Intellectual Property Assets owned or used by Seller immediately prior to the Closing hereunder will be owned or available for use by Buyer on identical terms and conditions immediately subsequent to the Closing hereunder without any action on the part of Buyer and without the payment by Buyer of any transfer or other fee resulting from the Closing.

(e)             Seller has delivered to Buyer correct and complete copies of all Licensed Intellectual Property and other Intellectual Property Agreements (each as amended to date). No consents are necessary for Buyer to continue to use the Intellectual Property Assets or Licensed Intellectual Property in the same manner as Seller.

(f)              Seller has entered into binding, valid and enforceable written Contracts with each current and former employee and independent contractor who is or was involved in or has contributed to the invention, creation, or development of any Intellectual Property during the course of employment or engagement with Seller whereby such employee or independent contractor (i) acknowledges Seller's exclusive ownership of all Intellectual Property Assets invented, created or developed by such employee or independent contractor within the scope of his or her employment or engagement with Seller; (ii) grants to Seller a present, irrevocable assignment of any ownership interest such employee or independent contractor may have in or to such Intellectual Property; and (iii) irrevocably waives any right or interest, including any moral rights, regarding such Intellectual Property, to the extent permitted by applicable Law. All Contracts with each current and former employee and independent contractor contemplated under this Section 4.11(f) have been provided to the Buyer prior to the date hereof.

(g)             Neither the execution, delivery, or performance of this Agreement or any Transaction Documents, nor the consummation of the transactions contemplated hereunder, will result in the loss or impairment of or payment of any additional amounts with respect to, or require the consent of any other Person in respect of, the Buyer's right to own or use any Intellectual Property Assets or Licensed Intellectual Property in the conduct of the Seller’s Business as currently conducted and as proposed to be conducted. Immediately following the Closing, all Intellectual Property Assets will be owned or available for use by Buyer on substantially the same terms as they were owned or available for use by Seller immediately prior to the Closing.

(h)             All of the Intellectual Property Assets and Licensed Intellectual Property are valid and enforceable. Seller has taken all desirable action and necessary steps to maintain, protect and enforce the Intellectual Property Assets and Licensed Intellectual Property and to preserve the confidentiality of all Trade Secrets included in the Intellectual Property Assets, including by requiring all Persons having access thereto to execute binding, written non-disclosure agreements.

(i)              The conduct of the Seller’s Business as currently and formerly conducted, including the use of the Intellectual Property Assets and Licensed Intellectual Property in connection therewith, and the products, processes, and services of the Seller’s Business have not infringed, misappropriated, or otherwise violated and will not infringe, misappropriate, or otherwise violate the Intellectual Property or other rights of any Person. No Person has infringed, misappropriated, or otherwise violated any Intellectual Property Assets or Licensed Intellectual Property.

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(j)               There are no Actions (including any opposition, cancellation, revocation, review, or other proceeding), whether settled, pending or threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, or other violation of the Intellectual Property of any Person by Seller in the conduct of the Seller’s Business; (ii) challenging the validity, enforceability, registrability, patentability, or ownership of any Intellectual Property Assets or Licensed Intellectual Property; or (iii) by Seller or any other Person alleging any infringement, misappropriation, or other violation by any Person of any Intellectual Property Assets. Seller is not aware of any facts or circumstances that could reasonably be expected to give rise to any such Action. No Selling Party is subject to any outstanding or prospective Governmental Order (including any motion or petition therefor) that does or could reasonably be expected to restrict or impair the use of any Intellectual Property Assets or Licensed Intellectual Property.

(k)              To the Knowledge of the Seller and to the Knowledge of the Stockholders, there do not exists any products, inventions, procedures, or service offerings that any competitors or other Persons have developed and/or are offering which reasonably could be expected to supersede or make obsolete any Purchased Asset or product or service offering of Seller.

(l)               No proprietary information or rights included in the Intellectual Property Assets has been authorized to be disclosed or actually has been disclosed by any Selling Party to any employee, consultant or contractor or other Person other than pursuant to a written non-disclosure agreement restricting the disclosure and use of such proprietary information. Each Selling Party has taken adequate security measures to protect the confidentiality and value of all of Seller’s proprietary information and any other material non-public, proprietary information of Seller (and any confidential information owned by another Person to whom Seller has a confidentiality obligation) which measures are reasonable in the industry in which Seller operates.

(m)             No licenses or rights have been granted to any Person to distribute the source code of, to use the source code to create derivative works of, or to otherwise exploit the source code of any product currently marketed by, commercially available from or under development by Seller. Seller is not currently party to any source code escrow agreement or any other agreement (or a party to any agreement obligating Seller to enter into a source code escrow agreement or other agreement) requiring the deposit of source code or related materials for any Software.

(n)             All Business IT Systems are in good working condition and are sufficient for the operation of the Seller’s Business as currently conducted and as proposed to be conducted. In the past three (3) years, there has been no malfunction, failure, continued substandard performance, denial-of-service, or other cyber incident, including any cyberattack, or other impairment of the Seller’s Business IT Systems that has resulted or is reasonably likely to result in material disruption or damage to the Seller’s Business and that has not been remedied. Seller has taken all commercially reasonable steps to safeguard the confidentiality, availability, security, and integrity of the Seller’s Business IT Systems, including implementing and maintaining appropriate backup, disaster recovery, and Software and hardware support arrangements.

(o)             Except as set forth in Section 4.11(o) of the Disclosure Schedules, there are no licensing fees, royalties, honoraria or other payments or consideration payable by Seller or any successor in interest to any Person by reason of the ownership, development, use, license, sale or disposition of the Intellectual Property Assets.

(p)             Except as set forth in Section 4.11(p) of the Disclosure Schedules, with respect to each item of the Intellectual Property Assets, Seller has not agreed to or assumed, any obligation or duty to warrant, defend, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability with respect to any Person for or against any interference, infringement, misappropriation or other conflict with respect to the item.

(q)             The consummation of the transactions contemplated hereby will not result in the loss or impairment of Buyer’s right to own or use any of the Intellectual Property Assets in the same manner as Seller. Neither this Agreement nor any transaction contemplated by this Agreement will result in the grant of any license or other rights with respect to any Intellectual Property Assets to any other Person pursuant to any Contract to which Seller is a party or by which any assets or properties of Seller is bound.

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(r)              Seller has complied with all applicable Laws and all internal or publicly posted policies, notices, and statements concerning the collection, use, processing, storage, transfer, and security of personal information in the conduct of the Seller’s Business. In the past three (3) years, Seller has not (i) experienced any actual, alleged, or suspected data breach or other security incident involving personal information in its possession or control or (ii) been subject to or received any notice of any audit, investigation, complaint, or other Action by any Governmental Authority or other Person concerning the Company's collection, use, processing, storage, transfer, or protection of personal information or actual, alleged, or suspected violation of any applicable Law concerning privacy, data security, or data breach notification, in each case in connection with the conduct of the Seller’s Business, and to Seller's Knowledge and the Knowledge of the Stockholders, there are no facts or circumstances that could reasonably be expected to give rise to any such Action.

Section 4.12          Inventory. All Inventory, whether or not reflected in the Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business consistent with past practice, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established. All Inventory is owned by Seller free and clear of all Encumbrances, and no Inventory is held on a consignment basis. The quantities of each item of Inventory (whether raw materials, work-in-process or finished goods) are not excessive, but are reasonable in the present circumstances of Seller.

Section 4.13          Accounts Receivable. The Accounts Receivable reflected on the Interim Balance Sheet and the Accounts Receivable arising after the date thereof (a) have arisen from bona fide transactions entered into by Seller involving the sale of goods or the rendering of services in the Ordinary Course of Business consistent with past practice; (b) constitute only valid, undisputed claims of Seller not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the Ordinary Course of Business consistent with past practice; and (c) subject to a reserve for bad debts shown on the Interim Balance Sheet or, with respect to Accounts Receivable arising after the Interim Balance Sheet Date, on the accounting records of the Seller’s Business, are collectible in full within ninety (90) days after billing. Any reserve for bad debts shown on the Interim Balance Sheet or, with respect to Accounts Receivable arising after the Interim Balance Sheet Date, on the accounting records of the Seller’s Business have been determined in accordance with GAAP, consistently applied, subject to normal year-end adjustments and the absence of disclosures normally made in footnotes.

Section 4.14          Major Customers and Vendors.  Set forth on Section 4.14 of the Disclosure Schedules is a list of the ten largest suppliers and the ten largest service providers to Seller based on the dollar value of materials or services purchased by Seller for the year ended December 31, 2020, the year ended December 31, 2021, and the three months ended March 31, 2022, respectively (collectively, the “Major Vendors”). Set forth on Section 4.14 of the Disclosure Schedules is a list of the ten largest customers of Seller based on the dollar value of revenue generated by such customers for the year ended December 31, 2020, the year ended December 31, 2021, and the three months ended March 31, 2022, respectively (collectively, the “Major Customers”). There has not been, nor as a result of the transactions contemplated by this Agreement is there reasonably anticipated to be, any change in relations with any Major Vendor or Major Customer. The current vendors and service providers of Seller provide sufficient materials and services for the operation of the Seller’s Business.

Section 4.15           Minute Books. The minute books of Seller accurately reflect in all respects all material actions taken by written consent or resolution and meetings held by the stockholders. The ownership record book of Seller accurately reflect in all material respects all transactions in Seller’s equity. True, correct and complete copies of the minute books and ownership record books of Seller have been delivered to Buyer prior to the date hereof. Nothing that has not been reflected in the minute books and/or ownership records of Seller could have, individually or in the aggregate, a Material Adverse Effect.

Section 4.16           Product Liability and Warranty.

(a)             Each product or service sold or otherwise delivered by Seller has been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties, and Seller does not have any material Liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against Seller or Buyer after the Closing Date) for replacement or repair of any such products or services or other damages in connection therewith, subject only to the reserve for service warranty claims set forth in the Financial Statements. No product manufactured, sold, leased or delivered, and no service provided, by Seller is subject to any guaranty, warranty or other indemnity beyond applicable law and the applicable standard terms and conditions of sale, lease or service.

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(b)             Seller does not have any Liability, and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against Seller or Buyer giving rise to any Liability, arising out of any injury to any Person or property as a result of the ownership, possession or use of a product or service manufactured, sold, leased, delivered or provided by Seller.

Section 4.17          Insurance. Section 4.17 of the Disclosure Schedules sets forth (a) a true and complete list of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers' compensation, vehicular, fiduciary liability and other casualty and property insurance maintained by Seller or its Affiliates and relating to the Seller’s Business, the Purchased Assets or the Assumed Liabilities (collectively, the "Insurance Policies"). There are no claims related to the Seller’s Business, the Purchased Assets or the Assumed Liabilities pending under any such Insurance Policies. Neither Seller nor any of its Affiliates has received any written notice of cancellation or, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. All premiums due on such Insurance Policies have either been paid or, if not yet due, accrued. All such Insurance Policies (a) are in full force and effect and enforceable in accordance with their terms; (b) are provided by carriers who are financially solvent; and (c) have not been subject to any lapse in coverage. Neither Seller nor any of its Affiliates is in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any such Insurance Policy. The Insurance Policies are of the type and in the amounts customarily carried by Persons conducting a business similar to the Seller’s Business and are sufficient for compliance with all applicable Laws and Contracts to which Seller is a party or by which it is bound. True and complete copies of the Insurance Policies have been made available to the Buyer.

Section 4.18           Legal Proceedings; Governmental Orders.

(a)             There are no Actions pending or, to Seller’s Knowledge or the Knowledge of the Stockholders, threatened against or by Seller (i) relating to or affecting the Seller’s Business, the Purchased Assets or the Assumed Liabilities; or (ii) that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b)             There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against, relating to or affecting the Seller’s Business.

Section 4.19           Compliance With Laws; Permits; Licenses.

(a)             Seller has complied, and is now complying, with all Laws applicable to the conduct of the Seller’s Business as currently conducted or the ownership and use of the Purchased Assets.

(b)             All Permits required for Seller to conduct the Seller’s Business as currently conducted or for the ownership and use of the Purchased Assets have been obtained by Seller and are valid and in full force and effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full. Section 4.19(b) of the Disclosure Schedules lists all current Permits issued to Seller which are related to the conduct of the Seller’s Business or the ownership and use of the Purchased Assets, including the names of the Permits and their respective dates of issuance and expiration. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth in Section 4.19(b) of the Disclosure Schedules.

(c)             Except as set forth in Section 4.19(c) of the Disclosure Schedules, Seller has, maintains in full force and effect, and is in compliance with, all Licenses required by Seller to own, lease and operate its properties and to carry on its business as currently conducted or otherwise necessary to operate Seller’s Business as currently conducted. Section 4.19(c) of the Disclosure Schedules sets forth all actions, proceedings or investigations, pending, or to the Knowledge of Seller, threatened, against Seller that could be reasonably be expected to result in the suspension, loss or revocation of any License.

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Section 4.20          Environmental Matters. The operations of Seller with respect to the Seller’s Business and the Purchased Assets are currently and have been in compliance with all Environmental Laws. Seller has not received from any Person, with respect to the Seller’s Business or the Purchased Assets, any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date.

Section 4.21           Employee Benefit Matters.

(a)             Except as set forth in Section 4.21(a) of the Disclosure Schedules, neither Seller nor any ERISA Affiliate maintains, administers, sponsors or otherwise has any obligations or liability, contingent or otherwise, with respect to (i) any “employee benefit plan,” as defined in section 3(3) of ERISA, (ii) any other plan, program, policy or arrangement (written or oral) whether or not subject to ERISA (including any funding mechanism therefor now in effect or required) providing for retirement, bonuses or other incentive compensation, profit-sharing, stock option, stock purchase, restricted stock, stock unit, other stock related rights, deferred compensation, vacation, health or medical benefits, life insurance, disability benefits, cafeteria (section 125), workers’ compensation, supplemental unemployment benefits, severance benefits, salary continuation, leave of absence or other fringe benefits, or (iii) any employment, consulting, termination, retention, severance, or change of control or similar agreement or arrangement. The items required to be listed in Section 4.21(a) of the Disclosure Schedules are referred to collectively herein as the “Benefit Plans.”

(b)             None of the Benefit Plans is subject to Title IV of ERISA. Neither Seller nor any ERISA Affiliate has any outstanding liability (whether absolute or contingent) under title IV of ERISA. An “ERISA Affiliate” means any Person that would be treated as a single employer with Seller under section 414(b), (c), (m) or (o) of the Code.

(c)             Each Benefit Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all applicable Laws, including ERISA and the Code. All amendments and actions to bring each Benefit Plan into conformity with the applicable provisions of ERISA, the Code and other applicable Laws have been made or taken except to the extent that such amendments or actions are not required by Law to be made or taken until a date after the Closing Date and are disclosed in Section 4.21(c) of the Disclosure Schedules. Nothing has been done or omitted to be done and no transaction or holding of any asset under or in connection with any Benefit Plan has occurred that will make Seller or any officer or Shareholder of Seller subject to any liability under Title I of ERISA or liable for any Tax pursuant to section 4975 of the Code (assuming the taxable period of any such transaction expired as of the date hereof).

(d)             Seller does not have, nor has ever had any, obligation or liability (contingent or otherwise) with respect to any retiree health insurance, life insurance or other welfare benefits under any Benefit Plan, other than as mandated by section 4980B of the Code or under applicable Law and at the expense of the participant or the participant’s beneficiary. Each Benefit Plan may be amended or terminated or otherwise discontinued after the Closing in accordance with its terms, without incurring any liability thereunder to Seller other than ordinary administrative expenses typically incurred in a termination event. Seller does not have any commitments or obligations and the Seller has not made any representations to any employee, officer, manager, independent contractor or consultant, whether or not legally binding, to adopt, amend, modify or terminate any Benefit Plan or any collective bargaining agreement or other industrial instruments, in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents or otherwise.

(e)             Each Benefit Plan that is subject to Section 409A of the Code has been administered in compliance with its terms and the operational and documentary requirements of Section 409A of the Code and all applicable regulatory guidance (including notices, rulings and proposed and final regulations) thereunder. Seller does not have any obligation to gross up, indemnify or otherwise reimburse any individual for any excise Taxes, interest or penalties incurred pursuant to Section 409A of the Code.

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(f)               No Benefit Plan is under audit or is the subject of an audit or investigation by any Government Authority, nor, to the Knowledge of Seller, is any such audit or investigation pending. No actions, suits, termination proceedings or claims (other than routine claims for benefits in the Ordinary Course) are pending or, to the Knowledge of Seller, threatened with respect to any Benefit Plan, the assets of any Benefit Plan, or the plan administrator or any fiduciary of any Benefit Plan with respect to the operation of such plan, and no facts or circumstances exist that could reasonably be expected to give rise to any such actions, suits, termination proceedings or claims.

Section 4.22           Labor and Employment Matters.

(a)              Section 4.22(a) of the Disclosure Schedules contains a list of all persons who are employees, independent contractors or consultants of the Seller’s Business as of the date hereof, including any employee who is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full-time or part-time); (iii) hire or retention date; (iv) current annual base compensation rate or contract fee; (v) commission, bonus or other incentive-based compensation; and (vi) a description of the fringe benefits provided to each such individual as of the date hereof. As of the date hereof, all compensation, including wages, commissions, bonuses, fees and other compensation, payable to all employees, independent contractors or consultants of the Seller’s Business for services performed on or prior to the date hereof have been paid in full and there are no outstanding agreements, understandings or commitments of Seller with respect to any compensation, commissions, bonuses or fees. Seller does not employ any employee who cannot be dismissed immediately, whether currently or immediately after the transactions contemplated by this Agreement and the Transaction Documents, without notice and without further liability to Seller, subject to applicable Laws relating to employment discrimination. To Seller’s Knowledge, no employee of Seller intends to terminate his or her employment relationship with Seller. As of the date hereof, all compensation, including wages, commissions and bonuses, payable to all employees, independent contractors, consultants, or other service providers of the Seller for services performed on or prior to the date hereof have been paid as required by Law.

(b)              Section 4.22(b) of the Disclosure Schedules sets forth a list of each written employment, severance, retention or termination agreement, or a consulting agreement with an individual person, to which Seller is a party and that has continuing rights or obligations. Except as set forth on Section 4.22(b) of the Disclosure Schedules, Seller does not employ any employee who cannot be dismissed immediately, whether currently or immediately after the transactions contemplated by this Agreement and the Transaction Documents, without notice and without further liability to Seller, subject to applicable Laws relating to employment discrimination. As of the date hereof, all compensation, including wages, commissions and bonuses, payable to all employees, independent contractors, consultants, or other service providers of the Seller for services performed on or prior to the date hereof have been paid as required by Law.

(c)              Seller is not, and has not been, a party to, bound by, or negotiating any collective bargaining agreement or other Contract with a union, works council or labor organization (collectively, "Union"), and to Seller’s Knowledge, no Union or group of employees is seeking or has sought to organize employees for the purpose of collective bargaining. There has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting Seller or any employees of the Seller’s Business. Seller has no duty to bargain with any Union.

(d)              There are no unfair labor practice charges, grievances or complaints pending, or to the Knowledge of Seller threatened, by or on behalf of any employee or group of employees of Seller, and, to the Knowledge of Seller, there is no basis for any such charges, grievances or complaints.

(e)              All employees of Seller possess all applicable passports, visas, permits and other authorizations required by all applicable immigration or similar Laws to be employed by and to perform services for and on behalf of Seller. Seller and its employees have complied in all material respects with all applicable immigration and similar Laws.

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(f)               Any actions taken by Seller prior to the date of this Agreement have been taken in accordance with WARN. The transactions contemplated in this Agreement will not result in a plant closing or mass lay-off, as those terms are defined in WARN.

(g)              Seller is and has been in compliance in all material respects with all applicable Laws pertaining to employment and employment practices to the extent they relate to employees, volunteers, interns, consultants and independent contractors of the Seller’s Business. Seller employs or engages those leased employees or independent contractors with respect to the Seller’s Business who are listed on Schedule 4.22(g) of the Disclosure Schedule. Seller has properly and permissibly classified for all purposes (including without limitation for all Tax purposes and for purposes of determining eligibility and benefits under any Benefit Plan) all employees (including by class of employee), leased employees, consultants and independent contractors, and has withheld and paid all applicable Taxes and made all required filings in connection with services provided by such persons. Each independent contractor providing services to Seller has executed a written independent contractor agreement.

(h)              No current officer or senior employee of Seller has provided written or, to the Seller’s Knowledge, oral notice that he or she intends to terminate his or her employment relationship with the Seller prior to Closing or within one (1) year following the consummation of the transactions contemplated by this Agreement.

(i)                Except as set forth on Section 4.22(i) of the Disclosure Schedules, Seller is not a party to any Contract with any employee that (i) restricts the right of any of Seller to terminate the employment of such employee without cause or without a specified notice period, or (ii) obligates Seller to pay severance or pay or accelerate any other payments (including acceleration of equity) or benefits to such employee upon termination of such employee’s employment with Seller. No former or current employee of Seller is a party to, or is otherwise bound by, any Contract that in any way adversely affected, affects, or will affect the ability of Buyer to operate the Purchased Assets as presently conducted and proposed to be conducted.

Section 4.23           Taxes.

(a)              All Tax Returns with respect to the Seller’s Business required to be filed by Seller have been, or will be, timely filed. Such Tax Returns are, or will be, true, complete and correct in all respects. All Taxes due and owing by Seller (whether or not shown on any Tax Return) have been, or will be, timely paid.

(b)              Seller has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and complied with all information reporting and backup withholding provisions of applicable Law.

(c)              No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of Seller.

(d)             All deficiencies asserted, or assessments made, against Seller as a result of any examinations by any taxing authority have been fully paid.

(e)              Seller is not a party to any Action by any taxing authority. There is no pending or threatened Actions by any taxing authority.

(f)              There are no Encumbrances for Taxes upon any of the Purchased Assets nor is any taxing authority in the process of imposing any Encumbrances for Taxes on any of the Purchased Assets (other than for current Taxes not yet due and payable).

(g)             Seller is not a "foreign person" as that term is used in Treasury Regulations Section 1.1445-2.

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(h)            Seller is not, and has not been, a party to, or a promoter of, a "reportable transaction" within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011 4(b).

(i)              None of the Purchased Assets is (a) required to be treated as being owned by another person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, (b) subject to Section 168(g)(1)(A) of the Code, or (iii) subject to a disqualified leaseback or long-term agreement as defined in Section 467 of the Code.

Section 4.24         Brokers. There is no investment banker, financial advisor, broker, finder or other intermediary that has been retained by, or is authorized to act on behalf of, Seller or any Stockholder that might be entitled to any fee or commission from Seller or any Stockholder, Buyer or any of their respective Affiliates upon consummation of any of the transactions contemplated by this Agreement or the Transaction Documents.

Section 4.25        Subsidiaries; Seller Names.

(c)             Seller does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person.

(d)             Seller has not used any corporate, fictitious or other name in the conduct of the Seller’s Business or in connection with the ownership, operation, or lease of its assets or properties.

Section 4.24          Full Disclosure. No representation or warranty by any of the Selling Parties in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to the Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

Article V
REPRESENTATIONS AND WARRANTIES

OF THE Buyer

The Buyer represents and warrants to the Selling Parties that the statements contained in this Article V are true and correct as of the date hereof.

Section 5.01          Organization of Buyer.  Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware

Section 5.02           Authority of Buyer. The Buyer has full corporate power and authority to enter into this Agreement and the Transaction Documents to which the Buyer is a party thereto, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Buyer of this Agreement and any Transaction Document to which the Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Buyer. This Agreement has been duly executed and delivered by the Buyer, and (assuming due authorization, execution and delivery by each of the Selling Parties) this Agreement constitutes a legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms. When each Transaction Document to which any Buyer is or will be a party to has been duly executed and delivered by such Buyer (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of such Buyer enforceable against it in accordance with its terms.

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Section 5.03          No Conflicts; Consents. The execution, delivery and performance by the Buyer to this Agreement and the Transaction Documents, as applicable, to which such Buyer is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of the Buyer; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to the Buyer; or (c) require the consent, notice or other action by any Person under any Contract to which the Buyer is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to the Buyer in connection with the execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

Section 5.04          Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or any Transaction Document based upon arrangements made by or on behalf of the Buyer.

Section 5.05          Sufficiency of Funds. The Buyer has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Closing Cash Payment and consummate the transactions contemplated by this Agreement.

Section 5.06          Legal Proceedings. There are no Actions pending or, to knowledge of the Buyer, threatened against or by any Buyer or any Affiliate of such Buyer that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.

Section 5.07          12 Month Operating Budget. Following the Closing, the Buyer will provide to the Gearbox Division $1,250,000 of working capital to assist the Gearbox Division and the IPG Employees in achieving the Vesting Conditions set forth in the Warrant and the performance bonuses set forth in the Executive Employment Agreements.

Section 5.08          No Other Representations or Warranties. Except for the representations and warranties of the Buyer expressly set forth in this Article V or the representations and warranties expressly set forth in this Agreement or any Transaction Document or any certificate delivered hereunder or thereunder and not in limitation hereof, and, except in the case of fraud, neither Buyer nor any other Person makes any other express or implied representation or warranty on behalf of the Buyer and any such representation or warranty not expressly set forth in this Agreement or any Transaction Document or certificate delivered hereunder or thereunder is disclaimed by the Buyer in its entirety.

Article VI
covenants

Section 6.01          Conduct of Business Prior to the Closing. Except as expressly permitted by this Agreement, without the prior written consent of Buyer, from the date hereof until the Closing Date, Selling Parties shall conduct the Seller’s Business only in the Ordinary Course of Business, and shall (i) preserve intact its present business organization, (ii) keep available the services of Seller’s officers, key employees and consultants, and (iii) preserve existing relationships with Seller’s customers, suppliers, service providers and other Persons with whom Seller has business relationships. Without limiting the generality of the foregoing, and as an extension thereof, except as set forth on Section 6.01 of the Disclosure Schedules or as otherwise expressly permitted by this Agreement, without the prior written consent of Buyer, from the date hereof until the Closing Date, neither the Seller nor any of the Stockholders shall, directly or indirectly:

(a)              propose or adopt any change in the Seller’s organizational documents;

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(b)               split, combine or reclassify any Equity Interests or amend the terms of any rights, warrants or options to acquire any Seller Equity Interests, (ii) declare, set aside or pay any dividend (including, without limitation, an extraordinary dividend) or other distribution (whether in cash, stock or property or any combination thereof) in respect of any Seller Equity Interests, or (iii) redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Seller Equity Interests;

(c)               issue, deliver, sell, grant, pledge, encumber or transfer or authorize the issuance, delivery, sale, grant, pledge, encumbrance or transfer of, or agree to commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Seller Equity Interests, or (ii) alter or amend any Contract governing Seller’s outstanding Equity Interests;

(d)               permit Seller to merge with or acquire (by merger, consolidation, acquisition of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment), in one transaction or series of related transactions, any Person, any Equity Interests or other securities of any Person, any division or business of any Person or all or substantially all of the assets of any Person;

(e)               sell, lease, encumber or otherwise dispose of any Purchased Assets, other than inventory sold in the Ordinary Course of Business;

(f)               (i) (A) permit Seller to incur any Indebtedness, except to fund operations of the Seller’s Business in the Ordinary Course of Business and solely for the purpose of Seller’s working capital requirements, (B) issue or sell any debt securities of Seller; (C) permit Seller to make any loans, advances or capital contributions to, or investments in, any other Person, (D) permit Seller to assume, guarantee or endorse, or otherwise become liable or responsible (whether directly, contingently or otherwise) for, the obligations of any Person, (E) alter or amend in any way any compensation (including without limitation, any commission schedule) or other payments due to managers, employees or independent contractors of Seller or (ii) enter into or materially amend any Contract to effect any of the transactions prohibited by this Section 6.01(f);

(g)              (i) increase the amount of compensation of any stockholder, manager or officer of Seller, (ii) except as required by any Material Contract or pursuant to a Seller severance policy existing on the date hereof, grant any severance or termination pay to any shareholder, manager, employee, consultant, independent contractor or agent of Seller, (iii) permit Seller to adopt any employee benefit plan, (iv) provide for the payment of any amounts as a result of the consummation of the transactions contemplated by this Agreement, (v) enter into any new Seller benefit plan, (vi) amend any Benefit Plan, or (vii) pay any bonuses to any employee, manager, consultant, independent contractor or agent of Seller;

(h)               permit Seller to authorize or incur any capital expenditure;

(i)                make any changes in Seller’s accounting methods, principles or practices currently in effect, except as required by the Financial Accounting Standards Board or GAAP, in each case as concurred in by its independent public accountants;

(j)                settle, pay or discharge, any litigation, investigation, arbitration, proceeding or other claim of or relating to Seller;

(k)               (i) make or revoke any material Tax election of Seller or take any position on any Tax Return of Seller filed on or after the date of this Agreement or adopt any method therein that is inconsistent with elections made, positions taken or methods used in preparing or filing similar returns in prior periods unless such position or election is pursuant to changes in applicable Law or the Code, (ii) enter into any settlement or compromise of any material Tax liability of Seller, (iii) file any amended Tax Return of Seller, (iv) change any annual Tax accounting period of Seller, (v) enter into any closing agreement, (vi) surrender any right to claim a Tax refund of Seller or (vii) give or request any waiver of a statute of limitation with respect to any Tax Return of Seller;

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(l)                 except for the Seller’s Business as presently conducted, permit Seller to enter into any new line of business;

(m)             adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Seller (other than the transactions contemplated by this Agreement);

(n)               except as required by any Material Contract, grant any loan, advance, extensions of credit to current or former employees of Seller or forgiveness or deferral of any loans due from any employee of Seller;

(o)               except as contemplated by this Agreement, effect new programs or change existing programs of Seller that relate to employment Contracts, severance benefits, change in control benefits, bonuses, commissions, base salaries, 401(k) and pension benefits, phantom stock grants, incentive trips, prizes and awards, vacation and PTO benefits, health and medical benefits or any other remuneration of any kind to any employee of Seller;

(p)               amend, modify or waive in any material respects any right under or amend or modify any material term of any Material Contract (including the Leased Real Property);

(q)               take any action that would result in any representation or warranty of Seller or the Shareholders contained in this Agreement that is qualified as to materiality becoming untrue as of the Closing Date or any representation or warranty not so qualified becoming untrue in any material respect as of the Closing Date;

(r)                except as required by applicable Law or GAAP, reduce any of Seller’s assets, including writing up or down the value of inventory in any material manner or writing-off notes or accounts receivable in any manner, or reduce any of its reserves;

(s)                permit to lapse any Permit or License of Seller;

(t)                 sell, assign, license or encumber any Intellectual Property of the Seller; or

(u)               authorize, agree or commit to do any of the foregoing.

Section 6.02          Access to Information. From the date hereof until the Closing, Seller shall (a) afford the Buyer and their Representatives full and free access to and the right to inspect all of the Real Property of Seller, properties, assets, premises, Books and Records, Contracts and other documents and data related to the Seller’s Business; (b) furnish the Buyer and their Representatives with such financial, operating and other data and information related to the Seller’s Business as the Buyer and their Representatives may reasonably request; and (c) instruct the Representatives of Seller to cooperate with the Buyer and their Representatives in its investigation of the Seller’s Business. Any investigation pursuant to this Section 6.02 shall be conducted in such manner as not to interfere unreasonably with the conduct of the Seller’s Business or any other businesses of Seller. No investigation by any Buyer or other information received by any Buyer shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the Selling Parties in this Agreement.

Section 6.03           No Solicitation of Other Bids.

(a)               The Selling Parties shall not, and shall not authorize or permit any of their Affiliates or any of its or their Representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. The Selling Parties shall immediately cease and cause to be terminated, and shall cause its Affiliates and all of its and their Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal. For purposes hereof, "Acquisition Proposal" means any inquiry, proposal or offer from any Person (other than any Buyer or any of its Affiliates) relating to the direct or indirect disposition, whether by sale, merger or otherwise, of all or any portion of the Seller’s Business or the Purchased Assets.

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(b)             In addition to the other obligations under this Section 6.03(b), the Selling Parties shall promptly (and in any event within three (3) Business Days after receipt thereof by any Selling Party or its Representatives) advise the Buyer orally and in writing of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making the same.

(c)             The Selling Parties agree that the rights and remedies for noncompliance with this Section 6.03 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Buyer and that money damages would not provide an adequate remedy to Buyer.

Section 6.04           Intentionally Deleted.

Section 6.05          Confidentiality. From and after the Closing, the Selling Parties shall, and shall cause their Affiliates to, hold, and shall each use its reasonable best efforts to cause their Representatives to hold, in confidence any and all information, whether written or oral, concerning the Seller’s Business, except to the extent that Seller can show that such information (a) is generally available to and known by the public through no fault of any Selling Party, any of their Affiliates or their Representatives; or (b) is lawfully acquired by any Selling Party, any of their Affiliates or their Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If any Selling Party or any of their Affiliates or their Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, the Selling Parties shall promptly notify the Buyer in writing and shall disclose only that portion of such information which any Selling Party is advised by its counsel in writing is legally required to be disclosed, provided that the Selling Parties shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

Section 6.06           [Reserved.] Intentionally Deleted.

Section 6.07           Non-Competition; Non-Solicitation.

(a)             During the Term of Employment, commencing on the Closing Date, and expiring on the Termination Date of an Executive Employee (individually, not jointly) (the "Restricted Period"), each Selling Party shall not, and shall not permit any of their Affiliates to, directly or indirectly, (i) engage in or assist others in engaging in the Restricted Business in the Territory; (ii) have an interest in any Person that engages directly or indirectly in the Restricted Business in the Territory in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee or consultant; or (iii) cause, induce or encourage any material actual or prospective client, customer, supplier or licensor of the Seller’s Business (including any existing or former client or customer of Seller and any Person that becomes a client or customer of the Seller’s Business after the Closing), or any other Person who has a material business relationship with the Seller’s Business, to terminate or modify any such actual or prospective relationship.

(b)             For a period equal to two years following termination of the employment of the Executive Employees (the “Restricted Period”), the Selling Parties and the Executive Employees shall not, and shall not permit any of their Affiliates to, directly or indirectly, hire or solicit any Transferred Employee pursuant to Section 7.01(a) or any person who is offered any other employment by any Buyer or is or was employed in the Seller’s Business during the Restricted Period, or encourage any such employee to leave such employment or hire any such employee who has left such employment, except pursuant to a general solicitation which is not directed specifically to any such employees.

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(c)             Each Selling Party acknowledges that a breach or threatened breach of this Section 6.07 would give rise to irreparable harm to the Buyer, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by the Selling Parties of any such obligations, the Buyer shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

(d)            Each Selling Party acknowledges that the restrictions contained in this Section 6.07 are reasonable and necessary to protect the legitimate interests of the Buyer and constitute a material inducement to the Buyer to enter into this Agreement and the Transaction Documents and consummate the transactions contemplated by this Agreement and the Transaction Documents. In the event that any covenant contained in this Section 6.07 should ever be adjudicated to exceed the time, geographic, product or service or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service or other limitations permitted by applicable Law. The covenants contained in this 6.07 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

Section 6.08           Performance Bonuses.

(a)             Not later than 90 days following the end of each of the Measuring Periods ending June 30, 2023, June 30, 2024 and June 30, 2025 (each a “Performance Bonus Year”), the Seller shall be entitled to bonuses payable in cash (collectively, the “Cash Bonuses”).

(b)            Cash Bonuses shall equal 35% of the Free Cash Flow of the Gearbox Division in each Performance Bonus Year; provided, that the cumulative amount of such Cash Bonuses payable for all three Performance Bonus Years shall not exceed an aggregate of $1,750,000.

(c)             Equity Bonuses are addressed in the Warrant attached to this document as Exhibit “ A.”

(d)             Eligible employees entitled to Cash Bonuses shall be selected by the Chief Executive Officer of the Seller and approved by the Buyer.

Section 6.09           Books and Records.

(a)             In order to facilitate the resolution of any claims made against or incurred by Seller prior to the Closing, or for any other reasonable purpose, for a period of six (6) years after the Closing, Buyer shall: (i) retain the Books and Records (including personnel files) relating to periods prior to the Closing in a manner reasonably consistent with the prior practices of Seller; and (ii) upon reasonable notice, afford the Seller's Representatives reasonable access (including the right to make, at Seller's expense, photocopies), during normal business hours, to such Books and Records.

(b)             In order to facilitate the resolution of any claims made by or against or incurred by Buyer after the Closing, or for any other reasonable purpose, for a period of six (6) years following the Closing, the Selling Parties shall: (i) retain the books and records (including personnel files) of Seller which relate to the Seller’s Business and its operations for periods prior to the Closing; and (ii) upon reasonable notice, afford the Representatives of the Buyer reasonable access (including the right to make, at any Buyer’s expense, photocopies), during normal business hours, to such books and records.

(c)             Neither Buyer nor Seller shall be obligated to provide the other parties with access to any books or records (including personnel files) pursuant to this Section 6.08 where such access would violate any Law.

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Section 6.10          Closing Conditions From the date hereof until the Closing, each party hereto shall use reasonable best efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Article VIII hereof.

Section 6.11          Public Announcements. Unless otherwise required by applicable Law (including state and federal securities laws, and in each case, based upon the reasonable advice of counsel), no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), and the Parties shall cooperate as to the timing and contents of any such announcement.

Section 6.12          Bulk Sales Laws. The parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer; it being understood that any Liabilities arising out of the failure of Seller to comply with the requirements and provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction which would not otherwise constitute Assumed Liabilities shall be treated as Excluded Liabilities.

Section 6.13           Receivables; Collection and Transitional Services.

(a)             From and after the Closing, if any Selling Party or their Affiliates receives or collects any funds relating to any Accounts Receivable or any other Purchased Asset, the Selling Parties or their Affiliate shall remit such funds to the Buyer within three (3) Business Days after its receipt thereof. From and after the Closing, if Buyer or its Affiliate receives or collects any funds relating to any Excluded Asset, Buyer or its Affiliate shall remit any such funds to Seller within three (3) Business Days after its receipt thereof.

(b)            The Selling Parties shall provide reasonable assistance to Buyer in the collection of Accounts Receivable. If Seller receives payment in respect of Accounts Receivable that are included in the Purchased Assets, then Seller promptly shall forward such payment to Buyer.

(c)             The Selling Parties shall provide reasonable assistance to Buyer in the transition and assignment of all General Vendor Agreements over to Buyer and the transfer and assignment of all Vendor Licenses to Buyer or its Affiliates or (in the event that any Vendor License represents a Non-assignable Asset) to obtain in the name of Buyer or its Affiliates any such Vendor Licenses.

Section 6.14          Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the Transaction Documents (including any real property transfer Tax and any other similar Tax) shall be borne and paid by Seller when due. Seller shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Buyer shall cooperate with respect thereto as necessary).

Section 6.15          Tax Clearance Certificates. If requested by the Buyer, Seller shall notify all of the taxing authorities in the jurisdictions that impose Taxes on Seller or where Seller has a duty to file Tax Returns of the transactions contemplated by this Agreement in the form and manner required by such taxing authorities, if the failure to make such notifications or receive any available tax clearance certificate (a "Tax Clearance Certificate") could subject the Buyer to any Taxes of Seller. If any taxing authority asserts that Seller is liable for any Tax, Seller shall promptly pay any and all such amounts and shall provide evidence to the Buyer that such liabilities have been paid in full or otherwise satisfied.

Section 6.16          Operating Budget. Following the Closing, Buyer shall duly authorize and approve an operating budget for the Performance Year ending June 30, 2023 in the aggregate amount of $1,250,000, which shall be funded to the Gearbox Division by the Buyer.

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Section 6.17          Further Assurances. Following the Closing, each of the Parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the Transaction Documents.

Article VII
EMPLOYment AND EMPLOYEE BENEFITS

Section 7.01           Employment.

(a)              Transferred Employees. Prior to the Closing, Buyer shall deliver, in writing, an offer of employment (on an “at will” basis) to those employees of Seller identified by Buyer on Section 7.01(a) of the Disclosure Schedules to be delivered to Seller no later than ten (10) Business Days prior to the Closing Date to commence such employment immediately upon the Closing Date. Individuals who accept such offer by the Closing Date are hereinafter referred to as the “Transferred Employees.” Subject to applicable Laws, on and after the Closing Date, Buyer shall have the right to dismiss any or all Transferred Employees at any time, with or without cause, and to change the terms and conditions of their employment (including compensation and employee benefits provided to them).

(b)             Excluded Employees. Any employee who is not offered employment by Buyer prior to Closing or who does not accept an offer of employment by Buyer and commence work with Buyer by the Closing Date, in each case pursuant to Section 7.01(a), is hereinafter referred to as an “Excluded Employee.”

(c)             Seller shall be solely responsible, and Buyer shall have no obligations whatsoever for, any compensation or other amounts payable to any current or former employee, officer, director, independent contractor or consultant of the Seller’s Business, including, without limitation, hourly pay, commission, bonus, salary, accrued vacation, fringe, pension or profit sharing benefits or severance pay for any period relating to the service with Seller at any time on or prior to the Closing Date and Seller shall pay all such amounts to all entitled persons on or prior to the Closing Date or all such amounts owed to any Excluded Employee.

Section 7.02          Signing Bonuses Pool. The Buyer shall make available a cash award pool in the amount of $250,000 for the purpose of making signing bonus payments to Transferring Employees, in each case, with the allocation of such cash awards from the pool to be determined in the sole discretion of Steve Kiss following the Closing Date.

Section 7.03          Standard Procedure. Pursuant to the “Standard Procedure” provided in section 5 of Revenue Procedure 96-60, 1996-2 C.B. 399, (i) Buyer and Seller shall report on a predecessor/successor basis as set forth therein, (ii) Seller will not be relieved from filing a Form W-2 with respect to any Transferred Employees, and (iii) Buyer will undertake to file (or cause to be filed) a Form W-2 for each such Transferred Employee only with respect to the portion of the year during which such Transferred Employees are employed by Buyer that includes the Closing Date, excluding the portion of such year that such Transferred Employee was employed by Seller.

Section 7.04           Employee Benefits.

(a)             Benefits. As soon as reasonably practicable following the Closing, the Buyer shall provide the Transferred Employees with benefits under any Buyer existing employee benefit plans provided to similarly situated employees of any Buyer, in each case as determined by the Buyer. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall be construed as requiring any compensation or employee benefit plans, programs or arrangements to continue to be maintained by any Buyer with respect to the Transferred Employees for any specified period after the Closing Date. Notwithstanding anything to the contrary set forth herein, Seller shall remain solely responsible for the satisfaction of all claims under any Benefit Plan.

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(b)             Accrued Vacation. Seller shall be exclusively responsible for complying with Seller’s paid time off policies and applicable Laws with respect to the payment of all accrued and unused vacation through the Closing Date.

(c)             COBRA. Seller shall be exclusively responsible for complying with COBRA with respect to its employees (including the Transferred Employees) and their qualified beneficiaries by reason of any such employees’ termination of employment with Seller, and Buyer shall not have any obligation or liability to provide rights under COBRA on account of any such termination of employment.

Article VIII
CONDITIONS TO CLOSING

Section 8.01         Conditions to Obligations of All Parties. The obligations of the Selling Parties and Buyer to consummate the transactions contemplated hereby are subject to the satisfaction or waiver, at or prior to the Closing, of the condition that no Government Authority of competent authority or jurisdiction shall have issued any Law or taken any other action then in effect, which restrains, enjoins or otherwise prohibits or makes illegal the consummation of the transactions contemplated hereby; provided, however, that the parties hereto shall use their commercially reasonable efforts to have any such Law or other legal restraint vacated.

Section 8.02          Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or the Buyer waiver, at or prior to the Closing, of each of the following conditions:

(a)             All of the representations and warranties of Selling Parties contained in Article IV of this Agreement, in the Transaction Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(b)             The Selling Parties shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the Transaction Documents to be performed or complied with by it prior to or on the Closing Date.

(c)             No Action shall have been commenced against any Buyer or Selling Party, which would prevent the Closing. No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any transaction contemplated hereby.

(d)             All approvals, consents and waivers required under Section 2.09 and listed on Section 2.09 of the Disclosure Schedules shall have been received and executed counterparts thereof shall have been delivered to the Buyer at or prior to the Closing.

(e)             From the date of this Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect.

(f)              Seller shall have delivered to the Buyer a bill of sale in the form of Exhibit B hereto (the "Bill of Sale") duly executed by Seller, transferring the tangible personal property included in the Purchased Assets to Buyer.

(g)             Seller shall have delivered to Buyer an assignment and assumption agreement in the form of Exhibit C hereto (the "Assignment and Assumption Agreement") duly executed by Seller, effecting the assignment to and assumption by Buyer of the Purchased Assets and the Assumed Liabilities.

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(h)             Seller shall have delivered to Buyer an assignment in the form of Exhibit D hereto (the "Intellectual Property Assignments") duly executed by Seller, transferring all of Seller's right, title and interest in and to the Intellectual Property Assets to Buyer.

(i)              Seller shall have obtained the consent of Intel Corporation to the assignment of the Intel Contract.

(j)              The Executive Employment Agreements to be entered into by each of the Executive Employees which shall be in substantially the forms Exhibits E-1, E-2, E-3 and E-4 hereto, shall have been duly executed and delivered to the Buyer.

(k)             Buyer shall have received all Permits and Licenses that are necessary for it to conduct the Seller’s Business as conducted by Seller as of the Closing Date.

(l)              All Encumbrances relating to the Purchased Assets shall have been released in full, other than Permitted Encumbrances, and Seller shall have delivered to Buyer written evidence, in form satisfactory to the Buyer in its sole discretion, of the release of such Encumbrances.

(m)            Buyer shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Seller, that each of the conditions set forth in Section 8.02(a), Section 8.02(b) and Section 8.02(e) have been satisfied (the "Seller Closing Certificate").

(n)             Buyer shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Seller certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors and stockholders of the Seller authorizing the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby.

(o)             Buyer shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Seller certifying the names and signatures of the officers of Seller authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder.

(p)             Buyer shall have received a Form W-9, duly executed by Seller.

(q)             Seller shall have delivered, or caused to be delivered, to Buyer a reasonably current long-form good standing certificate (or equivalent document) for Seller issued by the secretary of state of its jurisdiction of incorporation and any other state in which Seller is qualified to do business.

(r)              the boards of directors and stockholder(s) of Seller shall have approved this Agreement, the Transaction Documents, and the transactions contemplated hereby and thereby.

(s)             The Buyer and its counsel shall be satisfied in their sole and absolute discretion with the results of any due diligence investigation related to facts, matters, circumstances or Liabilities of Seller, the Purchased Assets and the Seller’s Business, and shall have delivered, or caused to be delivered, to Buyer such other documents as the Buyer may reasonably request.

(t)             Seller shall have delivered to Buyer such other documents or instruments as Buyer reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

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Section 8.03       Conditions to Obligations of Selling Parties. The obligations of Selling Parties to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Seller's waiver, at or prior to the Closing, of each of the following conditions:

(a)             All of the representations and warranties of Buyer contained in Article V of this Agreement, the Transaction Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(b)             The Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the Transaction Documents to be performed or complied with by it prior to or on the Closing Date.

(c)             Buyer shall have delivered, or caused to be delivered, to Seller evidence of the wire transfer for the Closing Cash Payment and Buyer shall have delivered the Warrant to Seller.

(d)             No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any material transaction contemplated hereby.

(e)             The Buyer shall have delivered to Seller duly executed counterparts to the Transaction Documents.

(f)              Seller shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Buyer, that each of the conditions set forth in Section 8.03(a) and Section 8.03(b) have been satisfied (the "Buyer Closing Certificate").

(g)             Seller shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Buyer and Buyer authorizing the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby.

(h)             Seller shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying the names and signatures of the officers of Buyer authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder.

(i)              Buyer shall have delivered to Seller such other documents or instruments as Seller reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

Article IX
INDEMNIFICATION

Section 9.01        Survival. The representations and warranties made by any party and contained in or made pursuant to this Agreement shall survive the Closing (even if the damaged party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of three (3) years thereafter; provided, however, that (a) the representations and warranties contained in Sections 4.01, 4.02, 4.08, 4.21, 4.22(g), 4.24, 5.01 and 5.02 (the “Fundamental Representations”) and all claims for fraud, intentional misrepresentation or willful misconduct shall survive indefinitely, and (b) the representations and warranties contained in Section 4.23 shall survive until 30 days following the expiration of the applicable statutes of limitations. Any representation and warranty that would otherwise terminate in accordance with the immediately preceding sentence shall continue to survive if a Claim Notice has been timely given under this Article IX on or prior to the applicable termination date until the claim for indemnification asserted therein has been satisfied or otherwise resolved as provided in this Article IX, but only with respect to the matter set forth in such Claim Notice. The covenants made by any party shall survive the Closing until the later of (a) the date the covenant is fully performed or (b) on the termination or expiration date of such covenant as set forth in this Agreement.

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Section 9.02        Indemnification by the Selling Parties. After the Closing, Seller and the Stockholders, jointly and severally, shall indemnify the Buyer and its Affiliates, officers, directors, employees and representatives (each, a “Buyer Indemnified Party”) against and hold them harmless from and reimburse them for all Losses which such Buyer Indemnified Party may sustain or incur through and after the date of the claim for indemnification (including any Losses sustained or incurred after the end of any applicable survival period) as a result of, arising out of, relating to, or in the nature of:

(a)             the breach of any representation or warranty of Seller or the Stockholders contained herein;

(b)             the breach of any covenant or obligation to be performed after the Closing Date by Seller or the Stockholders in this Agreement or the Transaction Documents;

(c)             the Excluded Liabilities and the Excluded Assets;

(d)             Liabilities to the Transferred Employees with respect to their participation in or exclusion from Benefit Plans; and

(e)             any Third Party Claim based upon, resulting from or arising out of the Seller’s Business, operations, properties, assets or obligations of the Selling Parties or any of its Affiliates (other than the Purchased Assets or Assumed Liabilities) conducted, existing or arising on or prior to the Closing Date.

Section 9.03        Indemnification by Buyer. After the Closing, the Buyer and Buyer shall severally (and not jointly) indemnify Seller, the Stockholders and their Affiliates, officers, directors, employees and representatives (each, a “Seller Indemnified Party”) against and hold them harmless from and reimburse them for all Losses which a Seller Indemnified Party may sustain or incur through and after the date of the claim for indemnification (including any Losses sustained or incurred after the end of any applicable survival period) as a result of, arising out of, relating to, or in the nature of:

(a)             the breach of any representation or warranty of any Buyer contained herein;

(b)             the breach of any covenant or obligation to be performed after the Closing Date by any Buyer in this Agreement or in the Transaction Documents;

(c)             the Assumed Liabilities; and

(d)             Buyer’s ownership of the Purchased Assets and operation of Gearbox Division after the Closing Date.

Section 9.04       Limitations. No party hereto shall be required to indemnify or hold harmless any Person with respect to any claim for indemnification pursuant to Section 9.02 or Section 9.03, unless and until the aggregate amount of Losses of Seller Indemnified Parties or Buyer Indemnified Parties, as applicable, exceeds $10,000 (the “Threshold”); provided, that, once the Threshold has been reached, all Losses, including such Losses to reach the Threshold, will be indemnifiable. In no event shall the indemnification obligation of the Buyer pursuant to Section 9.03, on the one hand, or Seller and the Stockholders pursuant to Section 9.02, on the other hand, exceed 50% of the sum of (a) the Closing Cash Payment, (b) any Performance Bonus payable to the Selling Parties and (c) the total number of Warrant Shares that vest under the terms of the Warrant (the “Cap”). Notwithstanding the preceding two sentences, the Threshold and the Cap shall not apply to any: (i) indemnity claim by any party hereto for fraud, intentional misrepresentation or willful misconduct;; or (ii) indemnity claim relating to a breach of any of the Fundamental Representations of the Selling Parties. For the avoidance of doubt, neither the Seller nor the Stockholders shall be obligated to indemnify the Buyer Indemnified Parties for any Losses, unless such Losses result from a breach by Seller or the Stockholders of their representations, warranties and covenants contained in this Agreement. Absent the foregoing, Buyer shall be responsible for any Losses relating to the operation of the Gearbox Division after the Closing.

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Section 9.05        Claims.

(a)             Claim Notices. A party entitled to be indemnified pursuant to Section 9.02 or Section 9.03 (the “Indemnified Party”) shall within five (5) Business Days notify the party or parties liable for such indemnification (the “Indemnifying Party”) in writing of any claim or demand which the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement (such notice, a “Claim Notice”). Any Claim Notice (i) shall state (with reasonable specificity) the basis on which indemnification is being asserted, (ii) shall set forth the amount of Losses or estimated Losses for which indemnification is being asserted, and (iii) in the case of Third Party claims, shall be accompanied by copies of all relevant pleadings, demands and other papers served on the Indemnified Party.

(b)             Defense of Claims.

(i)                 If the Indemnified Party notifies the Indemnifying Party of any claim or demand pursuant to Section 9.02 or Section 9.03 asserted by a Third Party, the Indemnifying Party shall have the right to (A) employ counsel acceptable to the Indemnified Party to defend any such claim or demand asserted against the Indemnified Party, (B) control and conduct any proceedings or negotiations in connection therewith and necessary or appropriate to defend the Indemnified Party and (C) take all other steps or proceedings to settle or defend any such claims (provided, however, that the Indemnifying Party shall not settle any such claim or demand unless such settlement provides for a full release (satisfactory to the Indemnified Party) of each Indemnified Party from all Liability with respect to such claim or demand) so long as (1) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party claim or demand that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party claim or demand, (2) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party claim or demand and fulfill its indemnification obligations hereunder, (3) the Third Party claim or demand involves only money damages and does not seek an injunction or other equitable relief, (4) settlement of, or an adverse judgment with respect to, the Third Party claim or demand is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interest of the Indemnified Party or its Affiliates, and (5) the Indemnifying Party conducts the defense of the Third Party claim or demand actively and diligently.

(ii)              So long as the Indemnifying Party is conducting the defense in accordance with Section 9.05(b)(i) above, the Indemnified Party shall have the right to participate in such defense (including without limitation with counsel of its choice), at its own expense, and the Indemnifying Party shall reasonably cooperate with the Indemnified Party in connection with such participation. If the Indemnifying Party does not satisfy the conditions set forth in Section 9.05(b)(i) above, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party claim or demand in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party claim or demand (including attorneys’ fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party claim or demand to the fullest extent provided in this Article IX.

Section 9.06        [intentionally omitted]

Section 9.07       Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any party may have with respect to Seller, the Stockholders or the transactions contemplated by this Agreement.

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Article X
TERMINATION

Section 10.01    Termination. This Agreement may be terminated at any time prior to the Closing:

(a)           by the mutual written consent of Selling Parties and Buyer, if;

(i)            Buyer is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by a Selling Party pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VIII and such breach, inaccuracy or failure has not been cured by such Selling Party within ten (10) days of Selling Parties receipt of written notice of such breach from Buyer; or

(ii)            any of the conditions set forth in Section 8.01 or Section 8.02 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by the Outside Closing Date unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

(b)           by Seller by written notice to Buyer if:

(i)             No Selling Party is then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VIII and such breach, inaccuracy or failure has not been cured by such Buyer within ten (10) days of its receipt of written notice of such breach from Seller; or

(ii)            any of the conditions set forth in Section 8.01 or Section 8.03 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by the Outside Closing Date, unless such failure shall be due to the failure of a Selling Party to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or

(c)            by the Buyer or Selling Parties in the event that (i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or (ii) any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable.

Section 10.02   Effect of Termination. In the event of the termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the part of any Party hereto except that nothing herein shall relieve any Party hereto from liability for any willful breach of any provision hereof.

Article XI
MISCELLANEOUS

Section 11.01    Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred.

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Section 11.02       Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Agreement):

If to any Selling Party:	Infrastructure Proving Grounds, Inc. Attention: Steve Kiss, CEO Email:
If to any Buyer:	Cloudastructure, Inc. 150 SE 2nd Ave, Suite 300 Miami FL 33131 Attn: Greg Smitherman, CFO Email:

Section 11.04      Interpretation. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder.

The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 11.05        Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 11.06     Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 11.07     Entire Agreement. This Agreement and the Transaction Documents constitute the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the Transaction Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

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Section 11.08   Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that prior to the Closing Date, Buyer may, without the prior written consent of Seller, assign all or any portion of its rights under this Agreement to one or more of its direct or indirect wholly-owned subsidiaries. No assignment shall relieve the assigning Party of any of its obligations hereunder.

Section 11.09    No Third-Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 11.10    Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 11.11    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)             This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction).

(b)            ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF CALIFORNIA IN EACH CASE LOCATED IN THE CITY OF SAN JOSE AND SANTA CLARA COUNTY, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)             EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER DOCUMENTS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11.11© WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF HIS, HER OR ITS RIGHT TO TRAIL BY JURY.

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Section 11.12    Waiver of Right to Legal Counsel.  The Seller and the Stockholders have elected to proceed with this Agreement and the transactions contemplated hereby without retaining legal counsel. The Buyer has urged the Seller and the Stockholders to engage the services of competent legal counsel to review and comment on this Agreement and the other Transaction Documents. By their execution of this Agreement each of the Selling Parties hereby acknowledges receipt of such advice, but expressly have elected to proceed with the transactions contemplated by this Agreement and the other Transaction Documents without legal counsel and expressly waives their rights to representation by legal counsel.

Section 11.13     Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 11.14     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLER:	INFRASTRUCTURE PROVING GROUNDS, INC.
By /s/ Steve Kiss Name: Steve Kiss Title: Chief Executive Officer

STOCKHOLDERS:	/s/ Steve Kiss Steve Kiss /s/ Stacy Kiss Stacy Kiss /s/ Alan Penzotti Alan Penzotti CZ Holding Company 1, LLC

By: /s/ Chad Zerangue

Name: Chad Zerangue

Title: Managing Member

J. Lund Trust Dated 4/30/2018

By: /s/ Jennifer Lundmark

Name: Jennifer Lundmark

Title: Trustee

Sanregret Family 2003 Revocable Trust

By: /s/ Sam Sanregret

Name: Sam Sanregret

Title: Co-Trustee

By: /s/ Judy Sanregret

Name: Judy Sanregret

Title: Co-Trustee

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BUYER:	CLOUDASTRUCTURE, INC.

By /s/ Richard Bentley
Name: Richard Bentley
Title: Chief Executive Officer

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Exhibit A

Warrant

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THIS WARRANT MUST BE SURRENDERED TO THE COMPANY AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.

WARRANT TO PURCHASE SHARES OF CLASS A COMMON STOCK

of

CLOUDASTRUCTURE, INC.

Dated as of [●]

Void after the date specified in Section 9

No. [●]	Warrant
to Purchase

21,250,000 Shares of

Class A Common Stock

(subject to adjustment)

THIS CERTIFIES THAT, for value received, INFRASTRUCTURE PROVING GROUNDS, INC., or its registered assigns (individually and collectively the “Holder”), is entitled to purchase from CLOUDASTRUCTURE, INC., a Delaware corporation (the “Company”), shares of the Company’s Class A Common Stock, $0.0001 par value per share (the “Shares”), in the amounts, at such times and at the price per share set forth in Section 1, subject to the provisions and upon the terms and conditions set forth herein. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein. This Warrant is being issued pursuant to that certain Asset Purchase Agreement dated as of June 30, 2022 between the Company, and Infrastructure Proving Grounds, Inc set forth thereunder (the “Purchase Agreement”). All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Purchase Agreement.

The following is a statement of the rights of the Holder and the conditions to which this Warrant is subject, and to which Holder, by acceptance of this Warrant, agrees:

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1.             Number and Price of Shares; Exercise Period.

(a)           Number of Shares. Subject to any previous exercise of the Warrant, the Holder shall have the right to purchase up to 21,250,000 Shares subject to Section 1(b), Section 1(c), Section 1(d), Section 7 and such other terms and conditions set forth herein.

(b)           Vesting of Shares. The number of Shares issuable upon exercise of this Warrant shall be dependent on the achievement of certain milestones and the vesting schedule set forth below, in each case, subject to adjustment pursuant to Section 1(c) hereof. A portion of the Shares shall become exercisable on the Initial Vesting Date (as defined below) and the remaining Shares shall vest as follows:

(i)          3,750,000 Shares shall become exercisable on the Closing Date (the “Initial Vesting Date”);

(ii)         Subject to Section 1(c), if the EBITDA of the Gearbox Division of the Buyer for the twelve consecutive months ending June 30, 2023 equals or exceeds $442,000 (the “Period 1 EBITDA Target”), then 3,750,000 Shares (the “Second Vesting Allotment”) shall become exercisable five (5) Business Days following the date that the Final Statement of the EBITDA of the Gearbox Division of the Buyer for the twelve consecutive months ending June 30, 2023 becomes final and binding upon the Company and Holder (the “Second Vesting Date”);

(iii)        Subject to Section 1(c), if EBITDA of the Gearbox Division of the Buyer equals or exceeds $831,000 for the twelve consecutive months ending June 30, 2024 (the “Period 2 EBITDA Target”) , then 3,750,000 Shares (the “Third Vesting Allotment”) shall become exercisable five (5) Business Days following the date that the Final Statement of the EBITDA of the Gearbox Division of the Buyer for the twelve consecutive months ending June 30, 2024 becomes final and binding upon the Company and Holder (the “Third Vesting Date”); and

(iv)       Subject to Section 1(c), if EBITDA of the Gearbox Division of the Buyer equals or exceeds $1,835,925 for the for the twelve consecutive months ending June 30, 2025 (the “Period 3 EBITDA Target”), then 3,750,000 Shares (the “Fourth Vesting Allotment”) shall become exercisable five (5) Business Days following the date that EBITDA of the Gearbox Division of the Buyer for the twelve consecutive months ending June 30, 2025 becomes final and binding upon the Company and Holder (the “Fourth Vesting Date”). Each of the three consecutive twelve (12) month periods ending June 30, 2023, 2024 and 2025 is sometimes referred to herein a “Vesting Period.”

(c)           Adjustment to Vesting of Shares. Each Vesting Allotment set forth in Section 1(b) above shall be subject to adjustments as follows:

(i)         If the Actual EBITDA represents an amount equal to or greater than the product of 95% of the Target EBITDA (in each case for the applicable Vesting Period), then the applicable Vesting Allotment exercisable on the applicable Vesting Date shall represent 100% of the applicable Vesting Allotment (without adjustment);

(ii)        If the Actual EBITDA represents an amount (expressed as a percentage) no less than the product of 90% of the Target EBITDA and no greater than the product of 95% of the Target EBITDA (in each case for the applicable Vesting Period), then the applicable Vesting Allotment exercisable on the applicable Vesting Date shall be adjusted to represent the product of 95% of the applicable Vesting Allotment;

(iii)        If the Actual EBITDA represents an amount (expressed as a percentage) no less than the product of 80% of the Target EBITDA and no greater than the product of 90% of the Target EBITDA, then the applicable Vesting Allotment exercisable on the applicable Vesting Date shall be adjusted to represent the product of 90% of the applicable Vesting Allotment;

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(iv)        If the Actual EBITDA represents an amount (expressed as a percentage) no less than the product of 70% of the Target EBITDA and no greater than the product of 80% of the Target EBITDA, then the applicable Vesting Allotment exercisable on the applicable Vesting Date shall be adjusted to represent the product of 80% of the applicable Vesting Allotment;

(v)        If the Actual EBITDA represents an amount (expressed as a percentage) no less than the product of 60% of the Target EBITDA and no greater than the product of 70% of the Target EBITDA, then the applicable Vesting Allotment exercisable on the applicable Vesting Date shall be adjusted to represent the product of 65% of the applicable Vesting Allotment;

(vi)       If the Actual EBITDA represents an amount (expressed as a percentage) no less than the product of 50% of the Target EBITDA and no greater than the product of 60% of the Target EBITDA, then the applicable Vesting Allotment exercisable on the applicable Vesting Date shall be adjusted to represent the product of 50% of the applicable Vesting Allotment;

(vii)      If the Actual EBITDA represents an amount (expressed as a percentage) no less than the product of 40% of the Target EBITDA and no greater than the product of 50% of the Target EBITDA, then the applicable Vesting Allotment exercisable on the applicable Vesting Date shall be adjusted to represent the product of 25% of the applicable Vesting Allotment; and

(vii)      If the Actual EBITDA represents an amount (expressed as a percentage) less than the product of 40% of the Target EBITDA, then the applicable Vesting Allotment exercisable on the applicable Vesting Date shall be adjusted to represent the product of 10% of the applicable Vesting Allotment (“Minimum Vesting Allotment”). For the avoidance of doubt, in no event shall the number of Shares to vest during any applicable Vesting Period be less than the Minimum Vesting Allotment.

(d)           Performance Warrants. In addition to the Cash Bonuses, on the Closing Date, the Holder shall be issued 6,250,000 additional warrants in form and content substantially identical to the Warrants included in the Purchase Price (the “Performance Warrants”).  Such Performance Warrants shall be exercisable by the Holder at the Exercise Price only in the event that the Target EBITDA Goals set forth in Section 1(b)(ii), (iii) and (iv) are exceeded in the applicable Vesting Period and will be allocated as follows:

(i)         If the Actual EBITDA represents an amount equal to or less than the product of 110% of the Target EBITDA (in each case for the applicable Vesting Period), then there will be no Performance Warrant Allotment exercisable on the applicable Vesting Date;

(ii)        If the Actual EBITDA represents an amount greater than the product of 110% of the Target EBITDA and no greater than the product of 120% of the Target EBITDA (in each case for the applicable Vesting Period), then there will be a Performance Warrant exercisable on the applicable Vesting Date equal to an additional 10% in excess of the 3,750,000 Shares exercisable pursuant to Section 1(b)(ii), (iii) and (iv);

(iii)       If the Actual EBITDA represents an amount greater than the product of 120% of the Target EBITDA and no greater than the product of 130% of the Target EBITDA (in each case for the applicable Vesting Period), then there will be a Performance Warrant Allotment exercisable on the applicable Vesting Date equal to an additional 15% in excess of the 3,750,000 Shares exercisable pursuant to Section 1(b)(ii), (iii) and (iv);

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(iv)       If the Actual EBITDA represents greater than the product of 130% of the Target EBITDA and no greater than the product of 145% of the Target EBITDA (in each case for the applicable Vesting Period), then there will be a Performance Warrant exercisable on the applicable Vesting Date equal to an additional 30% in excess of the 3,750,000 Shares exercisable pursuant to Section 1(b)(ii), (iii) and (iv);

(v)        If the Actual EBITDA represents an amount no less than the product of 145% of the Target EBITDA and no greater than the product of 160% of the Target EBITDA (in each case for the applicable Vesting Period), then there will be a Performance Warrant Allotment exercisable on the applicable Vesting Date equal to an additional 50% in excess of the 3,750,000 Shares exercisable pursuant to Section 1(b)(ii), (iii) and (iv);

(vi)       If the Actual EBITDA represents an amount no less than the product of 160% of the Target EBITDA and no greater than the product of 175% of the Target EBITDA (in each case for the applicable Vesting Period), then there will be a Performance Warrant exercisable on the applicable Vesting Date equal to an additional 75% in excess of the 3,750,000 Shares exercisable pursuant to Section 1(b)(ii), (iii) and (iv); and

(vii)       If the Actual EBITDA represents an amount greater than the product of 175% of the Target EBITDA, then there will be a Performance Warrant exercisable on the applicable Vesting Date equal to an additional 100% in excess of the 3,750,000 Shares exercisable pursuant to Section 1(b)(ii), (iii) and (iv).

(e)           Exercise Price. The exercise price per Share shall be [$0.31][2], subject to adjustment pursuant hereto (the “Exercise Price”).

(f)            Exercise Period. Subject to Section 1 hereof, this Warrant shall be exercisable, in whole or in part, after the date of this Warrant and prior to (or in connection with) the expiration of this Warrant as set forth in Section 9.

(g)           Definitions.

(i)        “Actual EBITDA” shall mean the EBITDA of the Gearbox Division for the applicable Vesting Period.

(ii)       “EBITDA” shall have the meaning as that term is defined in the Purchase Agreement.

(iii)     “Target EBITDA” shall mean both individually and collectively the Period 1 EBITDA Target, Period 2 EBITDA Target and Period 3 EBITDA Target

(iv)    “Vesting Allotment” shall mean both individually and collectively the Second Vesting Allotment, Third Vesting Allotment and Fourth Vesting Allotment.

(v)     “Vesting Date” shall mean both individually and collectively the First Vesting Date, Second Vesting Date, Third Vesting Date and Fourth Vesting Date.

(vi)     “Vesting Period” shall mean both individually and collectively the 2022 Vesting Period, 2023 Vesting Period and 2024 Vesting Period.

______________________________________

[2]NTD: To be set at the 409A valuation as of the Closing Date (currently $0.31 per Share).

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2.	Information Rights.

(a)           Promptly following completion of the financial statements of the Company for each Vesting Period (which Company shall exercise commercially reasonable efforts to complete no later than 120 days following the end of the applicable Vesting Period), the Company will deliver to the Holder a draft report (each a “Draft Report”) setting forth the Actual EBITDA of the Gearbox Division and the projected Vesting Allotment of Shares, if any. The Holder will have 30 days from receipt thereof to review the Draft Report (such 30-day period, through the close of business on the 30th day, being referred to herein as the “Holder Review Period”). The Company will make available to the Holder and their representatives and agents all documents, records, work papers, information and data relating to the preparation of the Draft Report and the calculation of the Vesting Period Actual EBITDA of the Gearbox Division and the projected Vesting Allotment of Shares as the Holder may request.

(b)           The Draft Report shall become final and binding upon the Company and Holder (the “Final Statement”), unless on or prior to the expiration of the Holder Review Period the Holder gives written notice of its disagreement with the Draft Report (a “Notice of Disagreement”) to the Company prior to such date stating that the Holder disputes one or more items contained in the Draft Report (a “Disputed Item”) and specifying in reasonable detail each Disputed Item. If the Holder delivers a Notice of Disagreement, then the Company and the Holder shall seek in good faith to resolve the Disputed Items during the thirty (30)-day period beginning on the date the Company receives the Notice of Disagreement (the “Resolution Period”). If the Company and the Holder reach agreement with respect to any Disputed Items, the Company shall revise the Draft Report to reflect such agreement. If the Company and the Holder are unable to resolve all Disputed Items during the Resolution Period, the Company and the Holder shall promptly thereafter submit, in the form of a written brief, the remaining Disputed Items to the Accounting Firm. The Accounting Firm shall act as an expert, not as an arbitrator.

(c)            In resolving matters submitted to it pursuant to Section 2(b) above, the Accounting Firm shall be instructed to make its final determination on all matters within thirty (30) days of its appointment.

(d)           The scope of the disputes to be resolved by the Accounting Firm shall be limited to the Disputed Items that were submitted to the Accounting Firm in accordance with Section 2(b) above. The Accounting Firm’s determinations must be within the range of the respective amounts asserted by the Holder and the Company in the written brief submitted by each party to the Accounting Firm. The Company and the Holder shall instruct the Accounting Firm to, and the Accounting Firm shall, make its determination based solely on written presentations by the Company and the Holder that are in accordance with the procedures set forth in this Agreement and not on the basis of an independent review.

(e)           The final determination by the Accounting Firm of the matters submitted to it pursuant to Section 2(b) above shall: (i) be in writing, (ii) include the Accounting Firm’s determination of each matter submitted to it pursuant to Section 2(b) above and (iii) be conclusive and binding upon the Holder and the Company for all purposes hereunder in the absence of manifest error. The Company shall revise the Final Statement to reflect the final determination by the Accounting Firm of the Disputed Items.

(f)            The fees and expenses of the Accounting Firm incurred pursuant to this Section 2 shall be allocated to and borne by the Company and the Holder to the extent that either the Company or the Holder shall not prevail on matters to be resolved by the Accounting Firm; which proportionate allocations shall also be determined by the Accounting Firm at the time the determination of the Accounting Firm is rendered on the merits of the matters submitted.

3.	Exercise of the Warrant.

(a)            Exercise. Subject to Section 1 hereof, the purchase rights represented by this Warrant may be exercised at the election of the Holder, in whole or in part from time to time, by:

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(i)            the tender to the Company at its principal office (or such other office or agency as the Company may designate) of a notice of exercise in the form of Exhibit A (the “Notice of Exercise”), duly completed and executed by or on behalf of the Holder, together with the surrender of this Warrant; and

(ii)            the payment to the Company of an amount equal to (x) the Exercise Price multiplied by (y) the number of Shares being purchased, by ACH, wire transfer, debit card, credit card or check and payable to the order of the Company.

(b)           Stock Certificates. The rights under this Warrant shall be deemed to have been exercised and the Shares issuable upon such exercise shall be deemed to have been issued immediately prior to the close of business on the date this Warrant is exercised in accordance with its terms, and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date. As promptly as reasonably practicable on or after such date, the Company shall cause to be issued and delivered to the person or persons entitled to receive the same a certificate or certificates (or a notice of issuance of uncertificated shares, if applicable) for that number of shares issuable upon such exercise. In the event that the rights under this Warrant are exercised in part and have not expired, the Company shall execute and deliver a new Warrant reflecting the number of Shares that remain subject to this Warrant.

(c)            No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the rights under this Warrant. In lieu of such fractional share to which the Holder would otherwise be entitled, the Company may either make a cash payment equal to the Exercise Price multiplied by such fraction or issue scrip or a warrant for such fractional share which shall entitle the Holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share.

(d)           Conditional Exercise. Subject to Section 1, the Holder may exercise this Warrant conditioned upon (and effective immediately prior to) consummation of any transaction that would cause the expiration of this Warrant pursuant to Section 9 by so indicating in the notice of exercise.

(e)            Reservation of Stock. The Company agrees during the term the rights under this Warrant are exercisable to take all reasonable action to reserve and keep available from its authorized and unissued shares of common stock designated as Class A Common Stock, $0.0001 par value per share (“Class A Common Stock”) solely for the purpose of effecting the exercise of this Warrant such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the exercise of the rights under this Warrant; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient for purposes of the exercise of this Warrant in accordance with its terms, without limitation of such other remedies as may be available to the Holder, the Company will use reasonable commercial efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized and unissued shares of its Class A Common Stock to a number of shares of Class A Common Stock as shall be sufficient for such purposes. The Company represents and warrants that all shares of Class A Common Stock that may be issued upon the exercise of this Warrant will, when issued in accordance with the terms hereof, be validly issued, fully paid and nonassessable.

4.             Replacement of the Warrant. Subject to the receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at the expense of the Holder may issue and the Company shall execute, in lieu of this Warrant, a new warrant of like tenor and amount.

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5.             Transfer of the Warrant.

(a)            Warrant Register.  The Company shall maintain a register (the “Warrant Register”) containing the name and address of the Holder or Holders. Until this Warrant is transferred on the Warrant Register in accordance herewith, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary. Any Holder of this Warrant (or of any portion of this Warrant) may change its address as shown on the Warrant Register by written notice to the Company requesting a change.

(b)           Assignment.  Subject to the provisions of this Warrant with respect to compliance with the Securities Act and limitations on assignments and transfers, including without limitation compliance with the provisions of this Section 5, title to this Warrant may be transferred by endorsement (by the transferor and the transferee executing the assignment form attached as Exhibit B (the “Assignment Form”)) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

(c)           Transferability of the Warrant.

(i)            This Warrant may not be sold, transferred, pledged, hypothecated, or otherwise disposed of (any such sale, transfer or other disposition, a “Transfer”) and no Shares may be Transferred, except in compliance with this Section 5.

(ii)           A Holder may Transfer this Warrant to either (a) a transferee that is an “accredited investor” or a “qualified institutional buyer,” as such terms are defined in Regulation D and Rule 144A under the Securities Act, respectively, (b) to a partner of the Holder if the Holder is a partnership or to a member of the Holder if the Holder is a limited liability company, (c) to a partnership of which the Holder is a partner or a limited liability company of which the Holder is a member, (d) any affiliate of the Holder if the Holder is a corporation, or (e) any transferee, if the Warrant has been registered for resale under the Securities Act or there is an applicable exemption available from the registration requirements under the Securities Act; provided, however, in any such Transfer, if applicable, the transferee shall on the Company’s request agree in writing to be bound by the terms of this Warrant as if an original holder hereof.

(iii)          In addition to the foregoing, a Holder may exercise this Warrant and may Transfer the Shares subject to exercise in accordance with Rule 144 under the Securities Act or in any transaction that is registered under the Securities Act.

(d)           Exchange of the Warrant upon a Transfer. On surrender of this Warrant (and a properly endorsed Assignment Form) for exchange, subject to the provisions of this Warrant with respect to compliance with the Securities Act and limitations on assignments and transfers, the Company shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof, and the Company shall register any such transfer upon the Warrant Register. This Warrant (and the securities issuable upon exercise of the rights under this Warrant) must be surrendered to the Company, as a condition precedent to the sale, pledge, hypothecation or other transfer of any interest in any of the securities represented hereby.

(e)           Taxes. In no event shall the Company be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate, or a book entry, in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate, or make such book entry, unless and until the person or persons requesting the issue or entry thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not payable.

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6.             Compliance with Securities Laws; Market Stand-off. By acceptance of this Warrant, the Holder agrees to comply with the following:

(a)           Securities Laws. Except as specifically set forth in this Section 5, this Warrant may not be transferred or assigned in whole or in part, and any such attempt by Holder to transfer or assign any rights, duties or obligations that arise under this Warrant shall be void. Any transfer of this Warrant or the Shares (the “Securities”) must be in compliance with the terms set forth hereunder and all applicable federal and state securities laws. The Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Securities, or any beneficial interest therein, except in compliance with the terms set forth herein and provided that the Holder shall have given prior written notice to the Company of such Holder’s intention to make such disposition.

(b)           Investment Representation Statement. Unless the rights under this Warrant are exercised pursuant to an effective registration statement under the Securities Act that includes the Shares with respect to which the Warrant was exercised, it shall be a condition to any exercise of the rights under this Warrant that the Holder shall have executed the Investment Representation Statement, substantially in the form of Exhibit A-1.

(c)            Legend. Each certificate, instrument or book entry representing the Shares issued upon exercise hereof shall also be notated with a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, AS SET FORTH IN THE WARRANT PURSUANT TO WHICH THESE SHARES WERE ISSUED, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

7.             Further Adjustments. Subject to the expiration of this Warrant pursuant to Section 9, the number and kind of shares purchasable hereunder and the Exercise Price therefor are subject to adjustment from time to time, as follows:

(a)           Merger or Reorganization. If at any time there shall be any reorganization, recapitalization, merger or consolidation (a “Reorganization”) involving the Company (other than as otherwise provided for herein or as would cause the expiration of this Warrant under Section 9) in which shares of the Company’s stock are converted into or exchanged for securities, cash or other property, then, as a part of such Reorganization, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, the kind and amount of securities, cash or other property of the successor corporation resulting from such Reorganization, equivalent in value to that which a holder of the Shares deliverable upon exercise of this Warrant would have been entitled in such Reorganization if the right to purchase the Shares hereunder had been exercised immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the successor corporation) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after such Reorganization to the end that the provisions of this Warrant shall be applicable after the event, as near as reasonably may be, in relation to any shares or other securities deliverable after that event upon the exercise of this Warrant.

(b)           Reclassification of Shares. If the securities issuable upon exercise of this Warrant are changed into the same or a different number of securities of any other class or classes by reclassification, capital reorganization or otherwise (other than as otherwise provided for herein) (a “Reclassification”), then, in any such event, in lieu of the number of Shares which the Holder would otherwise have been entitled to receive, the Holder shall have the right thereafter to exercise this Warrant for a number of shares of such other class or classes of stock that a holder of the number of securities deliverable upon exercise of this Warrant immediately before that change would have been entitled to receive in such Reclassification, all subject to further adjustment as provided herein with respect to such other shares.

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(c)            Subdivisions and Combinations. In the event that the outstanding shares of Class A Common Stock are subdivided (by stock split, by payment of a stock dividend or otherwise) into a greater number of shares of such securities, the number of Shares issuable upon exercise of the rights under this Warrant immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the outstanding shares of Class A Common Stock are combined (by reclassification or otherwise) into a lesser number of shares of such securities, the number of Shares issuable upon exercise of the rights under this Warrant immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately decreased, and the Exercise Price shall be proportionately increased.

(d)           Notice of Adjustments. Upon any adjustment in accordance with this Section 7, the Company shall give notice thereof to the Holder, which notice shall state the event giving rise to the adjustment, the Exercise Price as adjusted and the number of securities or other property purchasable upon the exercise of the rights under this Warrant, setting forth in reasonable detail the method of calculation of each. The Company shall, upon the written request of any Holder, furnish or cause to be furnished to such Holder a certificate setting forth (i) such adjustments, (ii) the Exercise Price at the time in effect and (iii) the number of securities and the amount, if any, of other property that at the time would be received upon exercise of this Warrant.

8.             Notification of Certain Events. Prior to the expiration of this Warrant pursuant to Section 9, in the event that the Company shall authorize:

(a)           the issuance of any dividend or other distribution on the Class A Common Stock of the Company (other than (i) dividends or distributions on the Class A Common Stock otherwise provided for in Section 7, (ii) repurchases of Class A Common Stock issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries; or (iii) repurchases of Class A Common Stock in connection with the settlement of disputes with any stockholder), whether in cash, property, stock or other securities;

(b)           the voluntary liquidation, dissolution or winding up of the Company; or

(c)           any transaction resulting in the expiration of this Warrant pursuant to Sections 9(b);

then in each such event the Company shall send to the Holder of this Warrant at least ten (10) days prior written notice of the date on which a record shall be taken for any such dividend or distribution specified in clause (a) or the expected effective date of any such other event specified in clause (b) or (c), as applicable. The notice provisions set forth in this section may be shortened or waived prospectively or retrospectively by the consent of the Holder of this Warrant.

9.             Expiration of the Warrant. This Warrant shall expire and shall no longer be exercisable as of the earlier of:

(a)           5:00 p.m., Pacific time, on the 10th anniversary year of the date of this Warrant; or

(b)           (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is a party (including, without limitation, any stock acquisition, reorganization, merger or consolidation, but excluding any sale of stock for capital raising purposes and any transaction effected primarily for purposes of changing the Company’s jurisdiction of incorporation) other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of transactions, as a result of shares in the Company held by such holders prior to such transaction or series of transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity (or if the Company or such other surviving or resulting entity is a wholly-owned subsidiary immediately following such acquisition, its parent), or (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole by means of any transaction or series of related transactions, except where such sale, lease or other disposition is to a wholly-owned subsidiary of the Company; provided however that proper notice of such transaction or series of transactions is delivered at least 90 days prior to the closing of such transaction or series of transactions to the Holder of said warrants according to the terms and conditions of Section 13.

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10.           No Rights as a Stockholder. Nothing contained herein shall entitle the Holder to any rights as a stockholder of the Company or to be deemed the holder of any securities that may at any time be issuable on the exercise of the rights hereunder for any purpose nor shall anything contained herein be construed to confer upon the Holder, as such, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or any other rights of a stockholder of the Company until the rights under the Warrant shall have been exercised and the Shares purchasable upon exercise of the rights hereunder shall have become deliverable as provided herein.

11.           Market Stand-off. The Holder of this Warrant hereby agrees that such Holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any common stock (or other securities) of the Company held by the Holder during the one hundred eighty (180) day period following the effective date of a registration statement filed under the Securities Act (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NYSE Rule 472(f)(4), or any successor provisions or amendments thereto). The Company may impose stop-transfer instructions and may notate each such certificate, instrument or book entry with a legend as substantially set forth in Section 6(c) with respect to the shares of common stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other) period. The Holder agrees to execute a market stand-off agreement with the underwriters in the offering in customary form consistent with the provisions of this section.

12.           Representations and Warranties of the Holder. By acceptance of this Warrant, the Holder represents and warrants to the Company as follows:

(a)            No Registration. The Holder understands that the Securities have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon the accuracy of the Holder’s representations as expressed herein or otherwise made pursuant hereto.

(b)           Illiquidity and Continued Economic Risk. The Holder acknowledges and agrees that there is no ready public market for the Securities and that there is no guarantee that a market for their resale will ever exist. The Holder must bear the economic risk of this investment indefinitely and the Company has no obligation to list the Securities on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Securities. The Holder acknowledges that it is able to bear the economic risk of losing the Holder’s entire investment in the Securities. The Holder also understands that an investment in the Company involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of Securities.

(c)           Accredited Investor Status or Investment Limits. The Holder represents that either:

(i)            The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act;

(ii)           The Holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof in violation of the Securities Act; or

(iii)          This Warrant must be held indefinitely unless subsequently registered under the Securities Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The holder is aware of the provisions of Rule 144, promulgated under the Securities Act.

10

(d)           Company Information. The Holder understands that the Company is subject to all the risks that apply to early-stage companies, whether or not those risks are explicitly set out in any Company filings made with the Securities and Exchange Commission or materials filed with the EDGAR system of the Securities and Exchange Commission. Holder has had such opportunity as it deems necessary to discuss the Company’s business, management and financial affairs with managers, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. The Holder has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment. The Holder acknowledges that except as set forth herein, no representations or warranties have been made to Holder, or to Holder’s advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition.

(e)            No Brokerage Fees. There are no claims for brokerage commission, finders’ fees or similar compensation in connection with the transactions contemplated by this Warrant or related documents based on any arrangement or agreement binding upon the Holder.

13.              Miscellaneous.

(a)            Amendments. Except as set forth in the Warrant Agreement, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Warrant and signed by the Company and countersigned by the Warrant Agent.

(b)           Waivers. No waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.

(c)           Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to the Holder) or otherwise delivered by hand, messenger or courier service addressed:

(i)            if to the Holder, to the Holder at the Holder’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof, or until any such Holder so furnishes an address, facsimile number or electronic mail address to the Company, then to and at the address, facsimile number or electronic mail address of the last holder of this Warrant for which the Company has contact information in its records; or

(ii)            if to the Company, to the attention of the President or Chief Financial Officer of the Company at the Company’s address as shown on the signature page hereto, or at such other current address as the Company shall have furnished to the Warrant Agent and the Holder.

Each such notice or other communication shall for all purposes of this Warrant be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. In the event of any conflict between the Company’s books and records and this Warrant or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

(d)           Governing Law. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state.

11

(e)           Jurisdiction and Venue. Each of the Holder and the Company irrevocably consents to the exclusive jurisdiction and venue of any court within State of Delaware, in connection with any matter based upon or arising out of this Warrant or the matters contemplated herein and agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons.

(f)            Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

(g)           Severability. If any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Warrant, and such illegal, unenforceable or void provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, unenforceable or void provision. The balance of this Warrant shall be enforceable in accordance with its terms.

(h)           Saturdays, Sundays and Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or U.S. federal holiday, then such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or U.S. federal holiday.

(i)            Entire Agreement. Except as expressly set forth herein and in the Warrant Agreement, this Warrant (including the exhibits attached hereto) and the Warrant Agreement constitute the entire agreement and understanding of the Company and the Holder with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof.

(signature page follows)

12

The Company has signed this Warrant as of the date stated on the first page.

CLOUDASTRUCTURE, INC. By: S. Richard Bentley, Chief Executive Officer Address: 150 SE 2nd Ave, Suite 300 Miami FL 33131

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EXHIBIT A

NOTICE OF EXERCISE

To:     CLOUDASTRUCTURE, INC. (the “Company”)

150 SE 2nd Ave, Suite 300

Miami FL 33131

Attn:

Greg Smitherman

(1)	Exercise. The undersigned elects to purchase the following pursuant to the terms of the attached warrant: Number of shares of Class A Common Stock:

(2)	Method of Exercise. The undersigned elects to exercise the attached warrant pursuant to a cash payment, and tenders herewith payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any.

(3)	Conditional Exercise. Is this a conditional exercise pursuant to Section 3(d):

☐ Yes ☐ No

If “Yes,” indicate the applicable condition:

(4)	Stock. Please make a book entry and, if the shares are certificated, issue a certificate or certificates representing the shares in the name of:

☐ The undersigned

☐ Other—Name:

Address:

(5)	Unexercised Portion of the Warrant. Please issue a new warrant for the unexercised portion of the attached warrant in the name of:

☐ The undersigned

☐ Other—Name:

Address:

☐ Not applicable

14

(6)	Representations. The undersigned represents and warrants that all representations and warranties of the undersigned set forth in Section 11 of the attached warrant are true and correct as of the date hereof.

(7)	Investment Representation Statement and Market Stand-Off Agreement. The undersigned has executed, and delivers herewith, an Investment Representation Statement in a form substantially similar to the form attached to the warrant as Exhibit A-1.

(8)	Consent to Receipt of Electronic Notice. Subject to the limitations set forth in Delaware General Corporation Law §232(e), the undersigned consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number provided below (or to any other facsimile number for the undersigned in the Company’s records), (ii) electronic mail to the electronic mail address provided below (or to any other electronic mail address for the undersigned in the Company’s records), (iii) posting on an electronic network together with separate notice to the undersigned of such specific posting or (iv) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the undersigned. This consent may be revoked by the undersigned by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

(Print name of the warrant holder)

(Signature)

(Name and title of signatory, if applicable)

(Date)

(Fax number)

(Email address)

(Signature page to the Notice of Exercise)

15

EXHIBIT A-1

INVESTMENT REPRESENTATION STATEMENT

AND MARKET STAND-OFF AGREEMENT

INVESTOR:

COMPANY:	CLOUDASTRUCTURE, INC.

SECURITIES:	THE WARRANT ISSUED ON [INSERT DATE] (THE “WARRANT”) AND THE SECURITIES ISSUED OR ISSUABLE UPON EXERCISE THEREOF

DATE:

In connection with the purchase or acquisition of the above-listed Securities, the undersigned Investor represents and warrants to, and agrees with, the Company as follows:

1.             No Registration. The Investor understands that the Securities have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein or otherwise made pursuant hereto.

2.             Illiquidity and Continued Economic Risk. The Investor acknowledges and agrees that there is no ready public market for the Securities and that there is no guarantee that a market for their resale will ever exist. The undersigned must bear the economic risk of this investment indefinitely and the Company has no obligation to list the Securities on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Securities. The Investor acknowledges that it is able to bear the economic risk of losing the undersigned’s entire investment in the Securities. The Investor also understands that an investment in the Company involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of Securities.

3.             Accredited Investor Status or Investment Limits. The Investor represents that either:

(i)            The Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act;

(ii)           The Investor is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof in violation of the Securities Act; or

(iii)          This Warrant must be held indefinitely unless subsequently registered under the Securities Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The holder is aware of the provisions of Rule 144, promulgated under the Securities Act.

16

4.             Company Information. The Investor understands that the Company is subject to all the risks that apply to early- stage companies, whether or not those risks are explicitly set out in the Offering Circular. Investor has had such opportunity as it deems necessary (which opportunity may have presented through online chat or commentary functions) to discuss the Company’s business, management and financial affairs with managers, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. The Investor has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment. The Investor acknowledges that except as set forth herein, no representations or warranties have been made to Investor, or to Investor’s advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition.

5.             No Brokerage Fees. There are no claims for brokerage commission, finders’ fees or similar compensation in connection with the transactions contemplated by the Warrant or related documents based on any arrangement or agreement binding upon the Investor.

6.             Market Stand-off. The Investor agrees that the Investor shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any common stock (or other securities) of the Company held by the Investor (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NYSE Rule 472(f)(4), or any successor provisions or amendments thereto). The Company may impose stop- transfer instructions and may notate each such certificate, instrument or book entry with a legend with respect to the shares of common stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other) period. The Investor agrees to execute a market stand-off agreement with the relevant underwriters in customary form consistent with the provisions of this section.

(signature page follows)

17

The Investor is signing this Investment Representation Statement and Market Stand-Off Agreement on the date first written above.

INVESTOR

(Print name of the investor)

(Signature)

(Name and title of signatory, if applicable)

(Street address)

(City, state and ZIP)

18

EXHIBIT B

ASSIGNMENT FORM

ASSIGNOR:

COMPANY:	CLOUDASTRUCTURE, INC.

WARRANT:	THE WARRANT TO PURCHASE SHARES OF COMMON STOCK ISSUED ON [INSERT DATE] (THE “WARRANT”)

DATE:

(1)	Assignment. The undersigned registered holder of the Warrant (“Assignor”) assigns and transfers to the assignee named below (“Assignee”) all of the rights of Assignor under the Warrant, with respect to the number of shares set forth below:

Name of Assignee: ____________________________________________________________________

Address of Assignee: __________________________________________________________________

Number of Shares Assigned: ____________________________________________________________

and does irrevocably constitute and appoint                        as attorney to make such transfer on the books of Cloudastructure, Inc., maintained for the purpose, with full power of substitution in the premises.

(2)	Obligations of Assignee. Assignee agrees to take and hold the Warrant and any shares of stock to be issued upon exercise of the rights thereunder (the “Securities”) subject to, and to be bound by, the terms and conditions set forth in the Warrant to the same extent as if Assignee were the original holder thereof.

(3)	Representations. Assignee represents and warrants that all representations and warranties set forth in Section 12 of the Warrant are true and correct as to Assignee as of the date hereof.

(4)	Investment Representation Statement and Market Stand-Off Agreement. Assignee has executed, and delivers herewith, an Investment Representation Statement and Market Stand-Off Agreement in a form substantially similar to the form attached to the Warrant as Exhibit A-1.

1

Assignor and Assignee are signing this Assignment Form on the date first set forth above.

ASSIGNOR

(Print name of the investor)

(Signature)

(Name and title of signatory, if applicable)

(Street address)

(City, state and ZIP)

ASSIGNEE

(Print name of the investor)

(Signature)

(Name and title of signatory, if applicable)

(Street address)

(City, state and ZIP)

2

Exhibit B

Bill of Sale

[Omitted]

3

EXHIBIT C

(Form of)

Assignment and Assumption Agreement

This Assignment and Assumption Agreement (the “Agreement”), effective as of ____, 2022 (the “Effective Date”), is by and between INFRASTRUCTURE PROVING GROUNDS INC., a Delaware corporation (“Seller”) and CLOUDASTRUCTURE, INC., a Delaware corporation (“Buyer”).

WHEREAS, Seller and Buyer have entered into a certain Asset Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which, among other things, Seller has agreed to assign all of its rights, title and interests in, and Buyer has agreed to assume all of Seller’s duties and obligations under, the Assigned Contracts (as defined in the Purchase Agreement).

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                   Definitions. All capitalized terms used in this Agreement but not otherwise defined herein are given the meanings set forth in the Purchase Agreement.

2.                   Assignment and Assumption. Seller hereby sells, assigns, grants, conveys, and transfers to Buyer all of Seller’s right, title, and interest in and to the Assigned Contracts. Buyer hereby accepts such assignment and assumes all of Seller's duties and obligations under the Assigned Contracts and agrees to pay, perform, and discharge, as and when due, all of the obligations of Seller under the Assigned Contracts accruing on and after the Effective Date.

3.                   Terms of the Purchase Agreement. The terms of the Purchase Agreement, including, but not limited to, the representations, warranties, covenants, agreements, and indemnities relating to the Assigned Contracts are incorporated herein by this reference. The parties hereto acknowledge and agree that the representations, warranties, covenants, agreements, and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

4.                   Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction).

5.                   Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

6.                   Further Assurances. Each of the parties hereto shall execute and deliver, at the reasonable request of the other party hereto, such additional documents, instruments, conveyances, and assurances and take such further actions as such other party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

[Signature Page Follows]

1

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.

INFRASTRUCTRE PROVING GROUNDS INC.
By_____________________ Name: Steve Kiss Title: Chief Executive Officer
CLOUDASTRUCTURE, INC.
By_____________________ Name: Richard Bentley Title: Chief Executive Officer

2

EXHIBIT D

(Form of)

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

THIS INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT (“IP Assignment Agreement”) is made and entered into effective as of ___, 2022, by and between INFRASTRUCTURE PROVING GROUNDS INC., a Delaware corporation (“Assignor”) and CLOUDASTRUCTURE INC., a Delaware corporation (“Assignee”).

Pursuant to the Asset Purchase Agreement, dated as of the date hereof by and among the Assignor and the Assignee (the “Purchase Agreement”), Assignor has agreed to assign to Assignee all of their rights, title and interest in all registered intellectual property material or related to, necessary for, or used in Assignee’s business, and to execute and deliver this IP Assignment Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.              Assignment. Assignor hereby absolutely, irrevocably and unconditionally conveys, assigns, transfers and agrees to assign and deliver to Assignee and its successors and assigns forever, without any restrictions, limitations or reservations, and Assignee hereby accepts all of Assignor’s right, title and interest in and to the Business IP (defined below), together with the goodwill of the business connected with the use of, and symbolized by, the Business IP, as fully and entirely as the same would have been held and enjoyed by Assignor had this IP Assignment Agreement not been made, including any and all rights in, arising out of, or associated with any of the following in any jurisdiction throughout the world (the “Business IP”):

(a) issued patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing, and other Governmental Authority-issued indicia of invention ownership (including certificates of invention, petty patents, and patent utility models);

(b) trademarks, service marks, brands, certification marks, logos, trade dress, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing;

(c) copyrights and works of authorship, whether or not copyrightable, and all registrations, applications for registration, and renewals of any of the foregoing;

(d) telephone numbers, email addresses and accounts, internet domain names and social media account or user names (including "handles"), whether or not trademarks, all associated web addresses, URLs, websites and web pages, social media sites and pages, and all content and data thereon or relating thereto, whether or not copyrights;

(e) mask works, and all registrations, applications for registration, and renewals thereof;

(f) trade secrets, know-how, inventions (whether or not patentable), discoveries, improvements, technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, and other confidential and proprietary information and all rights therein;

1

(g) computer programs, operating systems, applications, firmware and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof; and

(h) all other intellectual or industrial property and proprietary rights.

2.              Recordation and Further Actions. Assignor hereby authorizes the Commissioner for Patents, and the Commissioner for Trademarks in the United States Patent and Trademark Office, and the Register for Copyrights in the United States Copyright Office and the officials of corresponding entities or agencies in any applicable jurisdictions to record and register this Assignment upon request by Assignee. Following the date hereof, upon Assignee’s reasonable request, Assignor shall take such steps and actions, and provide such cooperation and assistance to Assignee and its successors, assigns and legal representatives, including the execution and delivery of any affidavits, declarations, oaths, exhibits, assignments, powers of attorney, or other documents, as may be reasonably necessary to effect, evidence or perfect the assignment of the Business IP to Assignee, or any assignee or successor thereto. These actions may include, but are not limited to, promptly (i) unlocking the domain name(s) and providing the authorization code for the domain name(s) to Assignee; (ii) executing and/or completing such other additional documents or forms as are delivered to Assignor by Assignee or the applicable registrar; and (iii) taking the necessary steps required by the applicable registrar to transfer the domain name(s) to Assignee.

3.              Successors and Assigns. This IP Assignment Agreement will bind and inure to the benefit of Assignor and Assignee and their respective successors and permitted assigns.

4.              Counterparts. This IP Assignment may be executed in multiple counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties delivered to the other party, it being understood that all parties need not sign the same counterpart. Copies of this IP Assignment with signatures transmitted by facsimile or electronically (e.g., .pdf) shall be deemed to be original signed versions of this IP Assignment.

5.              Severability. If any term or provision of this IP Assignment Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect the enforceability of any other term or provision of this IP Assignment Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

6.              Controlling Terms. Assignor and Assignee hereby agree and acknowledge that this IP Assignment Agreement is being entered into pursuant to and subject to the terms and conditions set forth in the Purchase Agreement. In the event of any irreconcilable inconsistency between this IP Assignment Agreement and the Purchase Agreement, the Purchase Agreement shall control.

7.              Governing Law. This IP Assignment Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction). The parties irrevocably submit to the jurisdiction of the courts of the State of California and the United States District Court located in California in any action arising out of or relating to this IP Assignment Agreement, and hereby irrevocably agree that all claims in respect of such action shall be heard and determined in such state or federal court. Each of the parties hereby irrevocably waives all right to trial by jury in any action or counterclaim arising out of or relating to this IP Assignment Agreement.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ASSIGNOR: INFRASTRUCTURE PROVING GROUNDS INC.
By_____________________ Name: Steve Kiss Title: Chief Executive Officer

Acknowledged and Agreed:	ASSIGNEE:

CLOUDASTRUCTURE, INC.

By_____________________
Name: Richard Bentley
Title: Chief Executive Officer

3

Exhibit E-1 – E-5

Employment Agreements

[Omitted]